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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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DTS, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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DTS, Inc.
5220 Las Virgenes Road
Calabasas, California 91302

        NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 4, 2010

To Our Stockholders:

        The annual meeting of stockholders of DTS, Inc., a Delaware corporation, will be held at 10:00 a.m., local time, on June 4, 2010, at the Dromoland Castle Hotel & Country Estate, l Newmarket-On-Fergus, Co Clare, Ireland, for the following purposes:

  1.
  To elect three members of the Board of Directors, whose terms are described in the proxy statement;

  2.
  To ratify the appointment of Grant Thornton LLP to serve as our independent registered public accountants for the 2010 fiscal year; and

  3.
  To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

        Holders of record of DTS, Inc. Common Stock at the close of business on April 5, 2010, are entitled to vote at the meeting.

        In addition to the proxy statement, proxy card and voting instructions, a copy of DTS, Inc.'s annual report on Form 10-K, which is not part of the proxy soliciting material, is enclosed.

        It is important that your shares be represented and voted at the meeting. You can vote your shares by completing and returning a proxy card in the enclosed, postage-prepaid envelope. You can revoke a proxy at any time prior to its exercise at the meeting by following the instructions in the enclosed proxy statement.

By Order of the Board of Directors,

Blake A. Welcher, Executive Vice President, Legal, General Counsel, and Corporate Secretary
Calabasas, California April 19, 2010

DTS, Inc.
5220 Las Virgenes Road
Calabasas, California 91302

        PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 4, 2010

        This proxy statement is furnished on behalf of the Board of Directors of DTS, Inc., a Delaware corporation, for use at the annual meeting of stockholders to be held on June 4, 2010 at 10:00 a.m., local time, and at any postponement or adjournment thereof. The annual meeting will be held at the Dromoland Castle Hotel & Country Estate, l Newmarket-On-Fergus, Co Clare, Ireland.

        These proxy solicitation materials were first mailed on or about April 19, 2010 to all stockholders entitled to vote at the annual meeting.

ABOUT THE MEETING

What is the purpose of the annual meeting?

        At the annual meeting, stockholders will vote on (1) the election of three Class I directors; (2) the ratification of Grant Thornton LLP to serve as the Company's independent registered public accountants for the 2010 fiscal year; and (3) any other business that may properly come before the meeting.

Who is entitled to vote?

        Only stockholders of record at the close of business on the record date, April 5, 2010, are entitled to vote at the annual meeting or any postponement or adjournment of the meeting. For ten days prior to the annual meeting, a complete list of stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose relating to the meeting during ordinary business hours at our principal offices located at 5220 Las Virgenes Road, Calabasas, California, 91302.

What are the Board of Directors' recommendations on the proposals?

        The Board's recommendation is set forth together with the description of each item in this Proxy Statement. In summary, the Board recommends a vote FOR each of the nominees for director and FOR the ratification of the appointment of Grant Thornton LLP as independent registered public accountants of the Company.

        Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. With respect to any other matter that properly comes before the annual meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, according to their own best judgment. At the date this proxy statement went to press, we did not know of any other matters that are to be presented at the annual meeting.

How do I vote my shares at the Annual Meeting?

        Sign and date each proxy card you receive and return it in the postage-prepaid envelope enclosed with your proxy materials. If you are a registered stockholder and attend the annual meeting, then you may deliver your completed proxy card in person or you may vote in person at the annual meeting.

        If your shares are held in "street name" by your broker or bank, you will receive a form from your broker or bank seeking instructions as to how your shares should be voted. If you do not instruct your broker or bank how to vote, your broker or bank may vote your shares if it has discretionary power to vote on a particular matter.

Can I change my vote after I return my proxy card?

        Yes, you may revoke or change your proxy at any time before the annual meeting by filing with Blake Welcher, our Executive Vice President, Legal, General Counsel and Corporate Secretary, at 5220 Las Virgenes Road, Calabasas, California, 91302, a notice of revocation or another signed proxy with a later date. You may also revoke your proxy by attending the annual meeting and voting in person.

Who will count the votes?

        Our Executive Vice President, Legal, General Counsel, and Corporate Secretary will count the votes and act as the inspector of election.

What does it mean if I get more than one proxy card?

        If your shares are registered differently or are in more than one account, you will receive more than one proxy card. Sign and return all proxy cards to ensure that all of your shares are voted. We encourage you to have all accounts registered in the same name and address (whenever possible). You can accomplish this by contacting our transfer agent, Computershare Trust Company, N.A. (877) 282-1168, or, if your shares are held in street name, by contacting the broker or bank that holds your shares.

How many shares can vote?

        As of the record date, April 5, 2010, 17,384,650 shares of our Common Stock were outstanding. Every stockholder is entitled to one vote for each share of Common Stock held.

What is a quorum?

        The presence at the meeting in person or by proxy of holders of a majority of the outstanding shares of our stock entitled to vote at the meeting will constitute a quorum for the transaction of business. Proxies marked as abstaining on any matter to be acted upon by stockholders and "broker non-votes" will be treated as present for purposes of determining a quorum. A broker non-vote may occur if you fail to provide voting instructions for shares you hold in street name. Please see the response to the following question for more information regarding broker non-votes.

What is required to approve each proposal?

        If a quorum is present, the nominees for director who receive a plurality of the affirmative votes cast will become Class I directors.

        The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting is required to ratify the appointment of Grant Thornton LLP as our independent registered public accountants.

        If a broker indicates on its proxy that it does not have discretionary authority to vote on a particular matter, the affected shares will be counted as shares present for the purpose of determining the presence of a quorum. Broker non-votes will not be counted for purposes of determining whether a proposal has been approved. Broker non-votes will have no effect on the election of directors or the proposal to ratify the appointment of our independent registered public accountant. Please note that this year the rules regarding how brokers may vote your shares have changed. Brokers may no longer vote your shares on the election of directors in the absence of your specific instructions as to how to vote. We encourage you to provide instructions to your broker regarding the voting of your shares.

What happens if I abstain?

        Proxies marked "abstain" will be counted as shares present for the purpose of determining the presence of a quorum, but for purposes of determining the outcome of a proposal shares represented by these proxies will not be treated as affirmative votes. For proposals requiring an affirmative vote of a majority of the shares present, an abstention is equivalent to a "no" vote. Abstentions will have no effect on the election of directors.

How will DTS solicit proxies?

        We have retained Computershare Trust Company, N.A. and The Altman Group, Inc. to assist in the distribution of proxy materials. The costs and expenses of preparing and mailing proxy solicitation materials for the annual meeting and reimbursements paid to brokerage firms and others for their reasonable out-of-pocket expenses for forwarding proxy materials to stockholders will be borne by us. We have retained the Altman Group, Inc. as our proxy solicitor to assist in soliciting proxies and we will bear these costs, which we expect will be approximately $2,500. Proxies may also be solicited in person, by telephone, or by facsimile by our directors, officers, and employees without additional compensation being paid to these persons.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 4, 2010

This is our proxy statement for our annual meeting of stockholders to be held on June 4, 2010. Financial and other information concerning DTS, Inc. is contained in our annual report on Form 10-K for the fiscal year ended December 31, 2009. A complete set of proxy materials relating to our annual meeting is available on the Internet. These materials, consisting of our notice of annual meeting, proxy statement, proxy card and annual report on Form 10-K, may be viewed at: https://materials.proxyvote.com/23335C

 ITEM 1—ELECTION OF DIRECTORS

        The Board of Directors currently consists of nine persons and is divided into three classes of directors with staggered three-year terms. There are four Class I Directors, three Class II directors, and two Class III Directors. The Class I Directors, whose term of office expires, are up for election at the Annual Meeting. The four Class I Directors currently consists of Daniel E. Slusser, Joseph A. Fischer, L. Gregory Ballard, and Bradford D. Duea. A director elected to Class I will serve for a term of three years, expiring at the 2013 annual meeting of stockholders, or until his successor is duly elected and qualified or his earlier death, resignation or removal. Mr. Slusser and Mr. Fischer have notified the Board that they will not run for re-election at the end of their current term.

        Three Class I Directors will be elected at the annual meeting. The Nominating/Corporate Governance Committee of the Board has nominated Mr. Craig S. Andrews, Mr. L. Gregory Ballard, and Mr. Bradford D. Duea for election to fill these positions. You can find information about Mr. Andrews, Mr. Ballard, and Mr. Duea below.

        The persons named in the proxy card will vote such proxy for the election of Mr. Andrews, Mr. Ballard, and Mr. Duea unless you indicate that your vote should be withheld or abstained from voting. You cannot vote for a greater number of directors than three. If elected, Mr. Andrews, Mr. Ballard, and Mr. Duea will continue in office until our 2013 annual meeting of stockholders or until their successors have been duly elected and qualified, or until the earlier of their respective death, resignation or retirement. Mr. Andrews, Mr. Ballard, and Mr. Duea have each indicated to the

Company that they will serve if elected. We do not anticipate that Mr. Andrews, Mr. Ballard or Mr. Duea will be unable to stand for election, but, if that happens, your proxy will be voted in favor of another person nominated by the Board.

        The Board of Directors recommends a vote FOR the election of Mr. Andrews, Mr. Ballard, and Mr. Duea as directors.

Nominees and Continuing Directors

        Each of our directors brings to our board extensive management and leadership experience gained through their service as executives and, in several cases executive officers of diverse businesses. In these executive roles, they have experience in and day-to-day responsibility for strategy and operations, including management of capital, risk and business cycles. In addition, most current directors bring public company board experience—either significant experience on other boards or long service on our Board—that broadens their knowledge of board policies and processes, rules and regulations, issues and solutions. The Nominating/Corporate Governance Committee's process to recommend qualified director candidates is described on Page 10 under "Nominating/Corporate Governance Committee." In the paragraphs below, we describe specific individual qualifications and skills of our directors that contribute to the overall effectiveness of our Board and its committees.

        Set forth below are the names of the nominees for election to the office of director and each current director whose term does not expire at this time, along with their ages, the year first elected as a director, their present positions, principal occupations and public company directorships held in the past five or more years.

NOMINEES FOR TERM EXPIRING AT THE
ANNUAL MEETING OF STOCKHOLDERS IN 2013

        Craig S. Andrews, 57, has been Senior Counsel to the law firm of DLA Piper LLP (US) since January 2010, and was a partner at the firm from May 2008 through December 2009. Mr. Andrews has also been Chief Financial Officer of Renova Therapeutics, Inc., a privately held gene therapy company, since June 2008. From March 2003 to June 2008, he was a shareholder of Heller Ehrman, LLP. From March 1987 to February 2003, he was a partner in the Brobeck, Phleger & Harrison law firm, other than for the period from May 2000 to January 2002, during which he spent time as the vice-president of business development at Air Fiber, Inc., a private telecommunications company, and as a partner at the law firm of Latham & Watkins. Mr. Andrews has been advising Boards of Directors of public and private companies for over 25 years, with a focus in representing emerging-growth companies, as well as an expertise in general business and corporate law. Mr. Andrews has played an important role in the formation and development of numerous companies. Since September 1999, he has been a director of Rubio's Restaurants, Inc. (NASDAQ), where he is the chairman of that company's nominating and corporate governance committee and serves as a member of the compensation committee. He has previously served as director of numerous public and private companies, including Encad, Inc. (NASDAQ), and Collateral Therapeutics, Inc. (NASDAQ). Mr. Andrews received a Bachelors of Arts degree from the University of California Los Angeles, and a J.D. from the University of Michigan. Mr. Andrews was selected to serve on our Board due to his vast experience in advising boards and companies with respect to legal and general business matters.

        L. Gregory Ballard, 56, has served as a member of our Board of Directors since May 2008, and is the current Chairman of our Compensation Committee. He currently acts as a consultant and advisor to early stage technology companies. From October 2003 through December 2009, Mr. Ballard served as President & Chief Executive Officer of Glu Mobile Inc., a publisher of mobile video games. In recent years, Mr. Ballard served on the board of Pinnacle Systems, Inc., Imagine Games Network (IGN) and THQ Inc. He has also served on the Compensation Committee of Pinnacle Systems, Inc.

Prior to joining Glu Mobile in October of 2003, Mr. Ballard consulted for Virgin USA, Inc. from April 2003 to September 2003. Prior to then, he served as Chief Executive Officer at SONICblue Incorporated, a manufacturer of ReplayTV digital video recorders and Rio digital music players, from August 2002 to April 2003, when it filed for Chapter 11bankruptcy protection. Mr. Ballard was also Executive Vice President of Marketing and Product Management at SONICblue from April 2002 to August 2002. Between July 2001 and April 2002, Mr. Ballard worked as a consultant. Mr. Ballard served as Chief Executive Officer of MyFamily.com, Inc., a subscription-based Internet service, from January 2000 to July 2001. Previously, he served as Chief Executive Officer or in another senior executive capacity with 3dfx Interactive, Inc., an advanced graphics chip manufacturer, Warner Custom Music Corp., a division of Time Warner, Inc., Capcom Entertainment, Inc., a developer and publisher of video games, and Digital Pictures, Inc., a video game developer and publisher. Mr. Ballard also serves as an advisor to LaunchBox Digital and on the board of a private company, Bigfoot Networks, Inc. Mr. Ballard holds a B.A. degree in political science from the University of Redlands and a J.D. from Harvard Law School. Mr. Ballard was selected to serve on our Board due to his substantial experience as an executive and chief executive officer with a number of public and private companies in areas related to the Company's business.

        Bradford D. Duea, 41, has served as a member of our Board of Directors since March 2010. From January 2004 until February 2010, Mr. Duea was the President of Napster, Inc. Mr. Duea was responsible for all international activities, including acting as a board member to Napster Japan (a joint venture with Tower Records Japan) and overseeing the business development activities of the company on a worldwide basis, including Napster Mobile. From May 2003 to January 2004, Mr. Duea served as Vice President, Worldwide Business Development for Roxio, Inc. (which later became Napster, Inc.), where he was responsible for all business development efforts for the company, including those for Napster. Mr. Duea holds a B.A. in Law and Society from the University of California at Santa Barbara, an M.B.A. in Finance and International Business from the University of Southern California, and a J.D. from the University of San Diego. Mr. Duea was selected to serve on our Board due to his background as an executive in the digital media space, an area that the Company believes will become increasingly important to its business. In addition, his finance and legal background will be helpful in evaluating corporate governance and financial matters.

CONTINUING DIRECTORS WHOSE TERMS EXPIRE AT THE
ANNUAL MEETING OF STOCKHOLDERS IN 2011

        Joerg D. Agin, 67, has served as a member of our Board of Directors since July 2003 and is the current Lead Independent Director. He is the current Chairman of our Nominating/Corporate Governance Committee, and serves on our Audit Committee. Since September 2001, he has been the President of Agin Consulting, a consulting business engaged for specific project work associated with hybrid and digital motion imaging systems. Mr. Agin retired in September 2001 from the Eastman Kodak Company, a manufacturer and marketer of imaging products, after more than 30 years with the company. He first joined Kodak in 1967 as an electrical engineer, but, most recently, from 1995 through August 2001, he served as Senior Vice President and President of the company's Entertainment Imaging division. Mr. Agin also worked at MCA/Universal Studios, a motion picture studio, as Senior Vice President, New Technology and Business Development from 1992 through 1995. Mr. Agin is a Fellow of the Society of Motion Pictures & Television Engineers and the recipient of the Technicolor Herbert T. Kalmus Gold Medal Award for outstanding achievement in color motion pictures. Mr. Agin attended MIT Sloan School of Management for Senior Executives, holds a B.S. in Electrical Engineering from the University of Delaware, and an M.B.A. from Pepperdine University. Mr. Agin was selected to serve on our Board due to his extensive knowledge of digital imaging technologies, his familiarization with technology companies and key contacts within the entertainment industry, his prior experience as a senior executive with major international corporations, and his extensive training in corporate governance matters.

        C. Ann Busby, 56, has served as a member of our Board of Directors since May 2005 and currently serves on our Compensation Committee and Nominating/Corporate Governance Committee. Ms. Busby has been an executive and lawyer in the entertainment industry for more than thirty years. Most recently, Ms. Busby served as General Counsel of THX Ltd., an entertainment technology and services company, from March 2003 through February 2005. From November 1996 to March 2003, Ms. Busby worked as an independent practitioner and consultant, providing legal and non-legal consulting services to entertainment clients. Ms. Busby served as Senior Vice President of the Motion Picture Group at MCA, Inc., from June 1993 through November 1996; from August 1989 to June 1993 she served as Vice President of the Motion Picture Group at MCA, Inc.; from 1986 through 1989 she was President of the International Division and Executive Vice President of Business Affairs for De Laurentiis Entertainment Group, a motion picture production company; and from 1980 through 1986 she practiced entertainment law as an associate and partner of Pollock, Bloom and Dekom. Ms. Busby has a B.A. in political science, Cum Laude, from Occidental College and a J.D. from Hastings College of the Law. Ms. Busby was selected to serve on our Board due to her experience in the entertainment industry and her legal expertise and background.

NOMINEES FOR TERM EXPIRING AT THE
ANNUAL MEETING OF STOCKHOLDERS IN 2012

        Jon E. Kirchner, 42, has served as our Chairman of the Board of Directors and Chief Executive Officer (or "CEO") since February 2010. From September 2001 to February 2010, he served as our President and Chief Executive Officer. He has been a member of our Board of Directors since August 2002. Since joining us in 1993, Mr. Kirchner has served in a number of capacities. From April 2000 to September 2001, he was our President and Chief Operating Officer. From September 1998 to April 2000, he served as our Executive Vice President of Operations, and from March 1996 to September 1998, he was our Vice President of Finance and Business Development. Mr. Kirchner has also served as our Director of International Operations and Controller. Prior to joining us, Mr. Kirchner worked for the Dispute Analysis and Corporate Recovery and Audit Groups of Price Waterhouse LLP (now PricewaterhouseCoopers, LLP), an international accounting firm. During his tenure at Price Waterhouse LLP, he advised clients on financial and operational restructuring, business turnaround, market positioning, and valuation issues. Mr. Kirchner has experience in a variety of industries including entertainment, high technology, manufacturing, distribution, and transportation. He is a Certified Public Accountant and received a B.A. in Economics, Cum Laude, from Claremont McKenna College. Mr. Kirchner was selected to serve on and lead our Board due to his detailed knowledge of all aspects of the operations of the Company and based on his many years of experience in a variety of positions, his accounting background and exposure to a number of industries, giving him sound, practical business judgment. We believe that given the size, scope, complexity and expected rapid growth in our business, that oversight, communication, and direction between the Board and management is best achieved by having our CEO serve as Chairman of the Board of Directors.

        V. Sue Molina, 62, has served on our Board of Directors since January 2008, and currently serves on our Audit Committee and Nominating\Corporate Governance Committee. From November 1997 until her retirement in May 2004, she was a tax partner at Deloitte & Touche LLP, an international accounting firm, serving from 2000 until May 2004 as the national partner in charge of Deloitte's Initiative for the Retention and Advancement of Women. Prior to that, she spent twenty years with Ernst & Young LLP, an international accounting firm, the last ten years as a partner. From August 2006 to May 2009, Ms. Molina served as a member of the Board of Directors and Audit Committee, and was Chair of the Compensation Committee of Sucampo Pharmaceuticals, Inc., a pharmaceutical company. Currently, Ms. Molina is a member of the Board of Directors, Chair of the Audit Committee and a member of the Compensation Committee of Royal Neighbors of America, a fraternal insurance company. She holds a B.S.B.A. and a Masters of Accounting degree from the University of Arizona.

Ms. Molina was selected to serve on our Board due to her extensive accounting and financial expertise and her experience in advising Boards and serving on Boards of public companies.

        Ronald N. Stone, 66, has served as a member of our Board of Directors since April 2004, and currently serves on our Audit Committee and Compensation Committee. Mr. Stone is currently President of Stone Consulting, Inc., a firm providing consulting services to the consumer electronics industry. Until April 2005, Mr. Stone served as an advisor to Pioneer Electronics (USA) Inc., a global consumer electronics company, a role he held after he retired from Pioneer in May 2003. At the time of his retirement, Mr. Stone served as president of Pioneer's Customer Support Division, a position he had held since March 2000. The Customer Support Division is responsible for product services, accessories, and after-sales operations for several Pioneer entities. Prior to his position as president of the Customer Support Division, Mr. Stone served as executive vice president and Chief Financial Officer of Pioneer Electronics (USA) Inc. since 1985. Mr. Stone also served on the board of directors of Pioneer and several of its North American subsidiaries. Mr. Stone began his career with Pioneer Electronics in 1975. Mr. Stone served on the executive committee of the Consumer Electronics Association (CEA), owner of the International Consumer Electronics Show® for more than 15 years, and is a former chairman of that organization's board of directors. He also serves on the UCLA Medical Center board of advisors and on its Information Technology and Finance committees. Mr. Stone received his bachelor's degree in accounting from the University of Southern California. He is a Certified Public Accountant. Mr. Stone was selected to serve on our Board due to his broad and deep experience in the consumer electronics industry and his extensive experience as a senior executive.

GOVERNANCE OF THE COMPANY

        Pursuant to the Delaware General Corporation Law and our by-laws, our business, property and affairs are managed by or under the direction of the Board of Directors. Members of the Board are kept informed of our business through discussions with our Chief Executive Officer and other officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees. We currently have nine members of the Board—Mr. Agin, Mr. Ballard, Ms. Busby, Mr. Duea, Mr. Fischer, Mr. Kirchner, Ms. Molina, Mr. Slusser and Mr. Stone.

Board Leadership

        Our Corporate Governance Guidelines state that the Board is free to choose its Chair in any manner that is in the best interests of the company at the time. When the Chair of the Board also serves as the Company's Chief Executive Officer, as Mr. Kirchner does, or when the Chair is not independent, the Board, by majority vote of the Independent Directors, may designate an Independent Director to serve as the "Lead Independent Director." Mr. Agin currently serves as the Lead Independent Director.

        The Lead Independent Director (if so designated) is responsible for coordinating the activities of the Independent Directors. The designation of a Lead Independent Director is intended to facilitate communication between the Independent Directors and the Chair/Chief Executive Officer and not to diminish the ability of any other Independent Director to communicate directly with the Chair/Chief Executive Officer at any time. The Board believes that this leadership structure is best for the company at the current time, as it appropriately balances the need for the Chief Executive Officer to run the company on a day-to-day basis with significant involvement and authority vested in an outside independent Board member—the Lead Independent Director. The role of our Lead Independent Director is fundamental to our decision to combine the Chief Executive Officer and Chair of the Board positions. Our Lead Independent Director assumes many functions traditionally within the purview of a chairman of the board. Under our Corporate Governance Guidelines, our Lead Independent Director

must be independent, and the specific responsibilities of the Lead Independent Director (if so designated) are as follows:

  •
  Act as a principal liaison between the Independent Directors and the Chair of the Board on sensitive issues;

  •
  Develop the agenda for and moderate executive sessions of the Board's Independent Directors;

  •
  Provide feedback to the Chair of the Board regarding matters discussed in executive sessions of the Independent Directors;

  •
  Work in collaboration with the Chair of the Board in developing the agendas for Board meetings;

  •
  Consult with the Chair of the Board as to an appropriate schedule of Board meetings, seeking to ensure that the Independent Directors can perform their duties responsibly while not interfering with the flow of Company operations;

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  Consult with the Chair of the Board as to the quality, quantity, and timeliness of the flow of information from Company management that is necessary for the Independent Directors to effectively and responsibly perform their duties;

  •
  Preside at any meeting of the Board at which the Chair of the Board is not present; and

  •
  Work in collaboration with the Nominating/corporate governance committee and the Chair of the Board with respect to the implementation and periodic review and, as appropriate, alteration of the Company's Corporate Governance Guidelines.

Risk Management

        Pursuant to our Corporate Governance Guidelines, the Board is responsible for reviewing and assessing business enterprise risk and other major risks facing the company, and evaluating management's approach to addressing such risks. On an ongoing basis, the Board and the Company, in the development and implementation of its strategic growth initiatives, discuss key risks facing the company, plans for addressing these risks and the company's risk management practices overall. To assist the Board in this oversight role, the Board seeks to have one or more directors with experience managing business enterprise risk. In addition, our Board committees consider and address risk as they perform their respective committee responsibilities. For example, financial risks are overseen by our Audit Committee and our internal audit group. Our Compensation Committee periodically reviews the most important enterprise risks to ensure that our compensation programs do not encourage excessive risk-taking. Additionally, our Nominating/Corporate Governance Committee is tasked with discussing and monitoring best practices for managing all levels of risk. All committees report to the full Board as appropriate, including when a matter rises to the level of a material or enterprise risk.

        Our management is responsible for day-to-day risk management and regularly reports on risks to the Board or relevant Board committee. With help from the internal audit group as to internal and disclosure controls risks, management monitors and tests company-wide policies and procedures, and manages the day-to-day oversight of the risk management strategy for our ongoing business. This oversight includes identifying, evaluating, and addressing potential risks that may exist at the enterprise, strategic, financial, operational, and compliance reporting levels.

        We believe the division of risk management responsibilities described above is an effective approach for addressing the risks facing the Company and that our Board leadership structure supports this approach.

Compensation Risk Assessment

        In setting each element of executive compensation, the Compensation Committee is also mindful of the level of risk-taking that any element may promote. Our Compensation Committee believes it is important to incentivize our executive officers to achieve annual company and individual objectives, but balance promotion of such short-term interests with incentives that promote building long-term stockholder value. The Compensation Committee believes the amount of long-term equity incentives included in our executive compensation packages mitigates the potential for excessive risk-taking. All of our named executive officers' equity awards vest over a period of time, generally annually over four years from the date of grant, rather than upon achievement of specific performance objectives, and the Compensation Committee has historically granted additional equity awards annually, which incentivizes these officers to continue to focus on our long-term interest.

        Our Compensation Committee has conducted an internal assessment of our compensation policies and practices in response to current public and regulatory concern about the link between incentive compensation and excessive risk taking by corporations. We concluded that our compensation program does not motivate excessive risk-taking and any risks involved in compensation are unlikely to have a material adverse effect on our company. Included in the analysis were such factors as the behaviors being induced by our fixed and variable pay components, the balance of short-term and long-term performance goals in our incentive compensation system, the established limits on permissible incentive award levels, our clawback policy, the oversight of our Compensation Committee in the operation of our incentive plans and the high level of board involvement in approving material investments and capital expenditures.

Committees of the Board

        The Board has three standing committees:

  •
  the Audit Committee, the current members of which are Joerg Agin, Joseph Fischer, Sue Molina, and Ronald Stone;

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  the Compensation Committee, the current members of which are Greg Ballard, Ann Busby, and Ronald Stone; and

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  the Nominating/Corporate Governance Committee, the current members of which are Joerg Agin, Ann Busby and Sue Molina.

        Mr. Agin, Mr. Andrews, Mr. Ballard, Ms. Busby, Mr. Duea, Mr. Fischer Ms. Molina and Mr. Stone are not, and have never been, employees of our company or any of our subsidiaries and the Board has determined that each of these directors is independent according to the requirements regarding director independence set forth under applicable rules of the NASDAQ Stock Market.

        The Board has adopted a charter for each of the three standing committees. The Board has also adopted a code of ethics and a code of conduct that each applies to all of our employees, officers and directors. You can find links to these materials on our website at www.dts.com under the "Investor Relations" and "Corporate Governance" links. The information on our website is not incorporated by reference in this Proxy Statement.

        During 2009, the Board held nine meetings and the three standing committees held a total of fourteen meetings. Each director attended or participated in at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors held during the period for which he or she was a director, and (ii) the total number of meetings of all committees of the Board on which he or she served during the period that he or she served. Although the Company has no formal policy regarding director attendance at annual meetings, it does expect all members of the Board to attend the 2010

Annual Meeting. All nominees for director and continuing members of our Board attended the 2009 Annual Meeting.

Audit Committee

        Each member of the Audit Committee is independent for purposes of the NASDAQ Stock Market listing standards as they apply to Audit Committee members. The Audit Committee is a standing committee of, and operates under a written charter adopted by, our Board of Directors. The Audit Committee reviews and monitors our financial statements and accounting practices, appoints, determines the independence of and funding for, and oversees our independent registered public accountants, reviews the results and scope of the audit and other services provided by our independent registered public accountants, reviews and evaluates our audit and control functions and reviews and approves any related party transactions. Mr. Fischer chairs the Audit Committee. The Audit Committee met six times during 2009.

        Audit Committee Financial Expert.    The Board has determined that Mr. Fischer, Ms. Molina, and Mr. Stone each qualify as an "audit committee financial expert" under the rules of the Securities and Exchange Commission.

Compensation Committee

        Each member of the Compensation Committee is independent for purposes of the NASDAQ Stock Market listing standards. The Compensation Committee makes decisions and recommendations regarding salaries, benefits, and incentive compensation for our directors and executive officers and administers our incentive compensation and benefit plans, including our 2003 Equity Incentive Plan and our 2005 Performance Incentive Plan. Mr. Ballard chairs the Compensation Committee. The Compensation Committee met four times during 2009.

Nominating/Corporate Governance Committee

        Each member of the Nominating/Corporate Governance Committee is independent for the purposes of the NASDAQ Stock Market listing standards. Mr. Agin chairs the Nominating/Corporate Governance Committee. The Nominating/Corporate Governance Committee met four times during 2009. The Nominating/Corporate Governance Committee assists the Board of Directors in fulfilling its responsibilities by:

  •
  identifying and approving individuals qualified to serve as members of our Board of Directors;

  •
  selecting director nominees for each election of directors;

  •
  overseeing and administering the Board's evaluation of its performance; and

  •
  developing and recommending to our Board updated Corporate Governance Guidelines and providing oversight with respect to corporate governance and ethical conduct.

        The Board believes that directors should possess the highest personal and professional ethics and should be willing and able to devote the required amount of time to Company business.

        We do not have a formal diversity policy. Though, we do pursue an encompassing diversity policy. Our Nominating/Corporate Governance Committee believes it's important for our Board to have diversity of knowledge base, professional experience and skills and, as stated in our Corporate Governance Guidelines, the Nominating/Corporate Governance Committee also takes age, gender and ethnic background into account when considering director nominees. The Nominating/Corporate Governance Committee discussed these factors in identifying the three nominees for our Class I directors. As part of its annual self-evaluation, the Nominating/Corporate Governance Committee assesses whether it properly considered diversity in identifying director nominees for our most recent annual meeting director elections. When considering candidates for director, the Nominating/Corporate Governance Committee takes into account a number of factors, including the following:

  •
  independence from management;

  •
  age, gender and ethnic background;

  •
  educational and professional background;

  •
  whether the candidate has relevant business experience;

  •
  judgment, skill, integrity and reputation;

  •
  existing commitments to other businesses and service on other boards;

  •
  potential conflicts of interest with other pursuits;

  •
  legal considerations such as antitrust issues;

  •
  corporate governance background;

  •
  financial and accounting background, to enable the committee to determine whether the candidate would be suitable for audit committee membership;

  •
  executive compensation background, to enable the committee to determine whether the candidate would be suitable for compensation committee membership; and

  •
  the size and composition of the existing Board.

        Before nominating a sitting director for re-election at an annual meeting, the committee will consider:

  •
  the director's performance on the Board; and

  •
  whether the director's re-election would be consistent with the Company's governance guidelines.

        The Nominating/Corporate Governance Committee will also consider candidates for director suggested by stockholders applying the criteria for candidates described above and considering the additional information referred to below. Stockholders wishing to suggest a candidate for director should write to the Company's corporate Secretary and include the following information:

  •
  a statement that the writer is a stockholder and is proposing a candidate for consideration by the committee;

  •
  the name of and contact information for the candidate;

  •
  a statement of the candidate's business and educational experience;

  •
  information regarding each of the director evaluation criteria established from time to time by the Nominating/Corporate Governance Committee and disclosed in the Company's annual proxy statements sufficient to enable the committee to evaluate the candidate;

  •
  a statement detailing any relationship between the candidate and any customer, supplier or competitor of the Company;

  •
  detailed information about any relationship or understanding between the proposing stockholder and its affiliates and associates, on the one hand, and the candidate, on the other hand; and

  •
  a statement that the candidate is willing to be considered and willing to serve as a director if nominated and elected.

Other Committees

        Our Board of Directors may establish other committees as it deems necessary or appropriate from time to time.

Stockholder Communications with Directors and Management

        Any stockholder who desires to contact any member of our Board of Directors or management can write to:

    DTS, Inc.
    Attn: Stockholder Relations
    5220 Las Virgenes Road
    Calabasas, California, 91302

        Your letter should indicate that you are a DTS stockholder. Depending on the subject matter, our stockholder relations personnel will:

  •
  forward the communication to the director or directors to whom it is addressed;

  •
  forward the communication to the appropriate management personnel;

  •
  attempt to handle the inquiry directly, for example where it is a request for information about the Company, or it is a stock-related matter; or

  •
  not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.

Compensation of Directors

        We currently pay each of our non-employee directors an annual retainer of $30,000, and we pay our Lead Independent Director an annual retainer of $15,000. In addition, we pay each of our non-employee directors the following annual retainers for their service as a member, or chair, as applicable, of Board committees:

Annual Retainers for Committee Members:
Audit Committee	$7,000
Compensation Committee	$5,000
Nominating/Corporate Governance Committee	$4,000
Annual Retainers for Committee Chairs:
Audit Committee	$20,000
Compensation Committee	$12,000
Nominating/Corporate Governance Committee	$8,000

        All Board and committee retainers are paid in equal quarterly installments over the course of each year of a director's service on the Board or applicable committee. We also promptly reimburse all non-employee directors for reasonable expenses incurred to attend meetings of our Board of Directors or its committees.

        In addition, our 2003 Equity Incentive Plan, as amended (the "2003 Plan"), provides for automatic grants of stock options and restricted stock to our non-employee directors in order to provide them with additional incentives and, thereby promote the success of our business. In 2010, the 2003 Plan provided for an initial, automatic grant to each newly elected or appointed non-employee director of an option to purchase 9,000 shares of our common stock, as well as 3,000 restricted stock units of our common stock. In 2009, the 2003 Plan provided for an initial, automatic grant to each newly elected or appointed non-employee director of an option to purchase 15,000 shares of our common stock and a restricted stock award of 7,500 shares of our common stock. The 2003 Plan also provided for an annual grant of an option to purchase 7,500 shares of our common stock and a restricted stock award of 2,500 shares of our common stock to each non-employee director on the date of each annual meeting of the stockholders. However, a non-employee director who receives an initial stock option grant and restricted stock award on, or within a period of six months prior to, the date of an annual meeting of stockholders will not receive an annual stock option grant and restricted stock award with respect to that annual stockholders' meeting. Each initial and annual option will have an exercise price equal to the fair market value of a share of our common stock on the date of grant and will have a term of ten years.

        Since November 2006 and going forward, the vesting terms of the automatic equity awards to our non-employee directors are as follows: (i) initial restricted stock awards granted to newly elected or appointed non-employee directors vest over a period of three years in three equal installments on each anniversary of the date of grant for so long as the non-employee director continuously remains a director of, or a consultant to, DTS; (ii) initial stock option awards granted to newly elected or appointed non-employee directors vest and become exercisable in 36 equal installments on each monthly anniversary of the date of grant for so long as the non-employee director continuously remains a director of, or a consultant to, DTS; (iii) annual restricted stock awards granted to non-employee directors who have served as such for at least six months prior to the annual meeting of stockholders vest in full on the anniversary of the date of grant as long as the non-employee director has continuously remained a director of, or consultant to, DTS through the such anniversary date; and (iv) annual option stock option awards granted to non-employee directors who have served as such for at least six months prior to the annual meeting of stockholders vest and become exercisable in 12 equal installments on each monthly anniversary of the date of grant for so long as the non-employee director continuously remains a director of, or a consultant to, DTS.

        All automatic non-employee director options granted under the 2003 Plan will be non-statutory stock options. Options must be exercised, if at all, within three months after a non-employee director's termination of service, except in the case of death in which event the director's estate shall have one year from the date of death to exercise the option. However, in no event shall any option granted to a director be exercisable later than the expiration of the option's term. In the event of our merger with another corporation or another change of control, all outstanding options, restricted stock awards and units held by non-employee directors will vest in full.

        The following table shows compensation information for our non-employee directors for fiscal 2009.

2009 DIRECTOR COMPENSATION TABLE

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Name(1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Joseph A. Fischer	$50,000	$61,100	$74,739	—	—	—	$185,839
Joerg D. Agin	$45,000	$61,100	$74,739	—	—	—	$180,839
C. Ann Busby	$42,500	$61,100	$74,739	—	—	—	$178,339
Ronald N. Stone	$42,000	$61,100	$74,739	—	—	—	$177,839
V. Sue Molina	$41,000	$61,100	$74,739	—	—	—	$176,839
L. Gregory Ballard	$38,500	$61,100	$74,739	—	—	—	$174,339

(1)
Daniel E. Slusser, our Chairman of the Board during fiscal 2009, and Jon E. Kirchner, our President and Chief Executive Officer during fiscal 2009, are members of our Board of Directors but are not included in this table because they do not receive compensation for their service as directors. The compensation received by Mr. Kirchner is shown in the Summary Compensation Table on page 38. Mr. Slusser is not an immediate family member of any of our directors, nominees for director or executive officers and the compensation he earned for his service as an executive officer would have been reported in the Summary Compensation Table if he was one of our named executive officers for 2009. The compensation for Mr. Slusser's service as an executive officer is approved by the Compensation Committee of the Board.

(2)
The Company pays each of its non-employee directors cash amounts as described above.

(3)
Reflects the aggregate grant date fair value of stock awards granted by us in 2009, as determined in accordance with generally accepted accounting principles in the United States of America ("GAAP"). Pursuant to the 2003 Plan, each non-employee director automatically received a restricted stock award of 2,500 shares of our common stock on May 14, 2009, the date of our annual meeting of stockholders. Pursuant to GAAP, the grant date fair value of each of those awards was $61,100, which is based on the grant date fair value per share of $24.44, which was the closing price of our common stock on May 14, 2009. As of December 31, 2009, Ms. Molina and Mr. Ballard each held an additional 5,000 shares of unvested stock awards. These additional shares were granted in 2008 pursuant to the 2003 Plan and in conjunction with each of their elections to our board of directors. As of December 31, 2009, the other non-employee directors did not hold any other unvested stock awards.

(4)
Reflects the aggregate grant date fair value of option awards granted by us in 2009, as determined in accordance with generally accepted accounting principles in the United States of America ("GAAP"). Compensation expense is calculated based on the grant date fair value of the stock options, which is based on the Black-Scholes option valuation method using the assumptions described in Footnote 12, "Stock-Based Compensation," to our audited financial statements for the fiscal year ended December 31, 2009 included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 3, 2010. Pursuant to the 2003 Plan, each non-employee director automatically received an option to purchase 7,500 shares of our common stock on May 14, 2009, the date of our annual meeting of stockholders. Pursuant to GAAP, the grant date fair value of each option automatically granted on May 14, 2009 determined using the Black-Scholes method was $74,739. As of December 31, 2009, these non-employee directors had outstanding options to purchase the following aggregate number of shares of our common stock: Joseph A. Fischer: 43,750; Joerg D. Agin: 43,750; C. Ann Busby: 32,500; Ronald N. Stone: 35,000; V. Sue Molina: 22,500; L. Gregory Ballard: 22,500.

 ITEM 2—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

        The Audit Committee appointed Grant Thornton LLP as independent registered public accountants for the Company and its subsidiaries during the year ended December 31, 2009, and has appointed such firm to serve in the same capacity for the 2010 fiscal year, and is asking the stockholders to ratify this appointment. The affirmative vote of a majority of the shares represented and voting at the Annual Meeting is required to ratify the selection of Grant Thornton LLP.

        In the event the stockholders fail to ratify the appointment, the Audit Committee will reconsider its selection. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of the Company and its stockholders.

        A representative of Grant Thornton LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if the representative so desires. The representative is expected to be available to respond to appropriate questions.

Fees Paid to PricewaterhouseCoopers LLP and Grant Thornton LLP

        The following table presents fees for professional audit services rendered by PricewaterhouseCoopers LLP and Grant Thornton LLP for the audit of the Company's annual financial statements for fiscal years 2008 and 2009, as applicable, and fees billed for other services rendered by PricewaterhouseCoopers LLP and Grant Thornton LLP for fiscal years 2008 and 2009, as applicable.

	Fiscal Year 2008	Fiscal Year 2009
PricewaterhouseCoopers LLP(1)
(2)Audit Fees	$90,900
(3)Audit-Related Fees	16,800
(4)Tax Fees	248,900
(5)All Other Fees	29,396

	$385,996

Grant Thornton LLP(6)
(7)Audit Fees	$533,487	$529,210
(8)Audit-Related Fees	—	24,900
Tax Fees	—	—
All Other Fees	—	—

	$533,487	$554,110

(1)
Effective September 11, 2008, PricewaterhouseCoopers LLP was dismissed as our independent registered public accounting firm. Our Audit Committee participated in and approved the decision to dismiss PricewaterhouseCoopers LLP as our independent registered public accounting firm. The reports of PricewaterhouseCoopers LLP on our consolidated financial statements for the years ended December 31, 2006 and 2007 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principle. During the two fiscal years ended December 31, 2006 and 2007, and through September 11, 2008, there were no (1) "disagreements" (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to PricewaterhouseCoopers LLP's satisfaction, would have caused PricewaterhouseCoopers LLP to make reference to the subject matter of such disagreement(s) in its reports on the our financial statements for such years, or (2) "reportable events" (as defined in Item 304(a)(1)(v) of Regulation S-K).

(2)
Audit fees for fiscal 2008 include the review of the financial statements included in Forms 10-Q filed through the second quarter of 2008.

(3)
Audit-related fees include fees in connection with Grant Thornton's review of PricewaterhouseCooper LLP's workpapers and consultation services related to technical accounting issues.

(4)
Tax-related fees include services related to tax compliance (including U.S. federal and state returns), tax consulting, tax planning and assistance with transfer pricing.

(5)
All other fees includes fees related to the audit of DTS Digital Cinema for its planned sale and sale related services.

(6)
Effective September 16, 2008, Grant Thornton LLP was engaged as our independent registered public accounting firm. Our Audit Committee authorized, directed and approved this engagement. During the two fiscal years ended December 31, 2006 and 2007, and through September 16, 2008, neither ourselves nor anyone acting on our behalf consulted with Grant Thornton LLP regarding (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the our financial statements, and neither written report was provided to us or oral advice was provided that we concluded was an important factor considered by the us in reaching a decision as to the accounting, auditing or financial reporting issue, or (2) any matter that was the subject of a "disagreement" (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a "reportable event" (as defined in Item 304(a)(1)(v) of Regulation S-K).

(7)
Audit fees for fiscal 2008 and 2009 include the audit of our financial statements, review of the financial statements included in Form 10-Q filed for the third quarter of 2008 through the third quarter of 2009, and audit of the Company's controls and 404 attestation.

(8)
Audit-related fees includes fees in connection with consultation services related to technical accounting issues.

        All non-audit services were reviewed with the Audit Committee, which concluded that the provision of such services by PricewaterhouseCoopers LLP were compatible with the maintenance of that firm's independence in the conduct of its auditing functions.

        Our Audit Committee has adopted a Pre-Approval Policy whereby all engagements of our independent registered public accountants must be pre-approved by the Audit Committee. The committee has delegated to the Chairman of the committee the authority to evaluate and approve engagements on behalf of the committee in the event that a need arises for pre-approval between committee meetings. If the Chairman approves any such engagements, he reports that approval to the full committee at the next committee meeting.

        The Board of Directors recommends that the stockholders vote FOR the ratification of Grant Thornton LLP as independent registered public accountants of the Company.

 REPORT OF THE AUDIT COMMITTEE

        The Audit Committee evaluates auditor performance, manages relations with the Company's independent registered public accounting firm, and evaluates policies and procedures relating to internal control systems. We operate under a written Audit Committee Charter that has been adopted by the Board of Directors, a copy of which is available on the Company's website at www.dts.com. All members of the Audit Committee currently meet the independence and qualification standards for Audit Committee membership set forth in the listing standards provided by NASDAQ and the SEC.

        The Audit Committee members are not professional accountants or auditors. The members' functions are not intended to duplicate or to certify the activities of management or the Company's independent registered public accounting firm. The Audit Committee serves a board-level oversight role in which we provide advice, counsel and direction to management and the Company's independent registered public accounting firm on the basis of the information we receive, discussions with management and the independent registered public accountants, and our experience in business, financial and accounting matters.

        The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has primary responsibility for the Company's financial statements and the overall reporting process, including the Company's system of internal controls. Management has represented to us that the financial statements were prepared in accordance with accounting principles generally accepted in the United States.

        In fulfilling our oversight responsibilities, the Audit Committee has reviewed DTS' audited financial statements as of and for the fiscal year ended December 31, 2009, and met with both management and Grant Thornton LLP, DTS' independent registered public accounting firm ("Grant Thornton"), to discuss those financial statements. This review included a discussion on the quality and the acceptability of the Company's financial reporting, including the nature and extent of disclosures in the financial statements and the accompanying notes.

        We discussed with Grant Thornton the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380) (Communication with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. We have also received from and discussed with Grant Thornton the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the audit committee concerning independence. These items relate to that firm's independence from the Company. We have also discussed with Grant Thornton the auditors' independence from DTS and its management.

        Based on the review and discussions referred to above in this report, we recommended to the Board of Directors that the audited financial statements be included in DTS' Annual Report on Form 10-K for the year ended December 31, 2009 for filing with the Securities and Exchange Commission.

        In addition to the matters specified above, we discussed with Grant Thornton the overall scope, plans and estimated costs of its audit. We met with the Company's Auditors periodically, with and without management present, to discuss the results of the independent auditors' examinations, the overall quality of the Company's financial reporting and the Auditors reviews of the quarterly financial statements, and drafts of the quarterly and annual reports. The Audit Committee conducted six (6) meetings with management and the Company's Auditors in 2009.

AUDIT COMMITTEE
Joerg Agin Joseph Fischer, Chair V. Sue Molina Ronald N. Stone

        The preceding "Report of the Audit Committee" shall not be deemed to be "soliciting material" or "filed" with the Securities and Exchange Commission, nor shall any information in this report be incorporated by reference into any past or future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates it by reference into such filing.

 EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

        Set forth below are the name, age, position, and a brief account of the business experience of each of our executive officers and significant employees.

Name	Age	Position(s)
Jon E. Kirchner	42	Chairman and Chief Executive Officer, Director
Melvin L. Flanigan	51	Executive Vice President, Finance and Chief Financial Officer
Frederick L. Kitson	58	Executive Vice-President, Chief Technology Officer
Brian D. Towne	45	Executive Vice President and General Manager
Blake A. Welcher	48	Executive Vice President, Legal, General Counsel and Corporate Secretary
Richard J. Beaton	50	Senior Vice President, Research and Development
Sharon K. Faltemier	54	Senior Vice President, Human Resources
Patrick J. Watson	49	Senior Vice President, Corporate Strategy and Business Development

        Jon E. Kirchner has served as our Chairman of the Board of Directors and CEO since February 2010. From September 2001 to February 2010, he served as our President and Chief Executive Officer. He has been a member of our Board of Directors since August 2002. Since joining us in 1993, Mr. Kirchner has served in a number of capacities. From April 2000 to September 2001, he was our President and Chief Operating Officer. From September 1998 to April 2000, he served as our Executive Vice President of Operations, and from March 1996 to September 1998, he was our Vice President of Finance and Business Development. Mr. Kirchner has also served as our Director of International Operations and Controller. Prior to joining us, Mr. Kirchner worked for the Dispute Analysis and Corporate Recovery and Audit Groups of Price Waterhouse LLP (now PricewaterhouseCoopers LLP), an international accounting firm. During his tenure at Price Waterhouse LLP, he advised clients on financial and operational restructuring, business turnaround, market positioning, and valuation issues. Mr. Kirchner has experience in a variety of industries including entertainment, high technology, manufacturing, distribution, and transportation. He is a Certified Public Accountant and received a B.A. in Economics, Cum Laude, from Claremont McKenna College.

        Melvin L. Flanigan has served as our Executive Vice President, Finance and Chief Financial Officer since September 2003. Prior to that, he served as our Vice President and Chief Financial Officer since joining us in July 1999. From March 1996 to July 1999, he served as Chief Financial Officer and Vice President, Operations at SensArray Corporation, a supplier of thermal measurement products for semiconductor, LCD, and memory-disk fabrication processes. Mr. Flanigan led SensArray's manufacturing and finance efforts. Prior to joining SensArray, Mr. Flanigan was Corporate Controller for Megatest Corporation, a manufacturer of automatic test equipment for logic and memory chips, where he was involved in international mergers and acquisitions activities. Mr. Flanigan has also previously held positions at Cooperative Solutions, Inc., a software developer in the client server transaction processing market, Hewlett-Packard Company, a provider of information technology infrastructure, personal computing and access devices, global services, and imaging and printing, and Price Waterhouse LLP (now PricewaterhouseCoopers LLP). He is a Certified Public Accountant and holds an M.B.A. and B.Sc. in Accounting from Santa Clara University.

        Frederick L. Kitson has served as our Executive Vice-President, Chief Technology Officer, since March 2010. From June 2008 to February 2010, he was the Corporate Vice-President and Head of Corporate R&D of the Applied Research Center at Motorola, and from June 2005 to June 2008, he was the Vice-President of Motorola's Global Applications and Software Research Center. From January 2000 to June 2005, he worked for Hewlett Packard as the Senior Director of the Mobile and Media Systems. His areas of expertise include multimedia digital signal processing, mobile systems, computer systems and graphics and consumer electronics. Dr. Kitson holds a Ph.D in Electrical & Computer

Engineering in Digital Signal Processing, Speech, and Adaptive Signal Processing from the University of Colorado, an M.S. in Electrical Engineering for the Georgia Institute of Technology, and a B.S. with Honors in Electrical Engineering from the University of Delaware.

        Brian D. Towne has served as our Executive Vice President and General Manager since February 2009. Prior to that, he served as our Senior Vice President and General Manager Consumer Division since August 2006 and, prior to that, as our Senior Vice President Consumer/Pro Audio since August 2003. From April 2002 to August 2003, he served as Director of Product Management at Kenwood USA Corporation, a manufacturer of mobile electronics, home entertainment, and communications equipment, where he led all home and mobile entertainment product planning and development for the North American market. From August 1995 to April 2002, Mr. Towne held various product planning, development and marketing positions at Kenwood USA. Prior to Kenwood USA, he held various research and development and marketing positions at Pioneer Electronics (USA) Inc., the sales and marketing arm of Pioneer Corporation, a manufacturer of consumer and commercial electronics. Fluent in Japanese, Mr. Towne spent part of his tenure at Pioneer living and working in Japan. He also previously served as an Electronics Specialist in the United States Marine Corps. Mr. Towne holds a B.S. in Engineering Technology, with honors, from California Polytechnic University, Pomona.

        Blake A. Welcher has served as our Executive Vice President, Legal, General Counsel and Corporate Secretary since September 2003 and, prior to that, as our Vice President and General Counsel since February 2000. From April 1999 to February 2000, Mr. Welcher served as our General Counsel, Intellectual Property, where he was responsible for the Company's intellectual property assets and licensing. Prior to joining us, from April 1997 to April 1999, Mr. Welcher served as an intellectual property attorney for Koppel & Jacobs, where he provided intellectual property support and counsel for clients in the electrical, mechanical, and entertainment industries. Previously, he served in the same capacity for the Cabot Corporation, a global specialty chemicals company. Mr. Welcher holds a J.D. and Masters of Intellectual Property from Franklin Pierce Law Center and a B.S. in Aeronautical Engineering from California Polytechnic State University at San Luis Obispo.

        Richard J. Beaton has served as our Senior Vice President, Research and Development since November 2005 and, prior to that, served as our Managing Director of DTS Canada from the time that he joined our company in July 2004. Prior to joining our company, Mr. Beaton served as President and Chief Executive Officer of QDesign Corporation, an audio technology company which he founded in 1995 and that we acquired in July 2004. Prior to founding QDesign, Mr. Beaton served as Manager of Technology Development at MPR Teltech, a telecommunications research and development facility located in Canada. Mr. Beaton has more than 20 years experience in advanced media technology development, and has contributed to the development of the ISO MPEG and ITU Digital Audio Broadcast standards since 1989.

        Sharon K. Faltemier has served as our Senior Vice President, Human Resources since June 2006. Prior to joining our company, from 2003-2006, Ms. Faltemier served as Vice President, Human Resources at Capstone Turbine Corporation, a producer of low-emission microturbine systems and from 1999-2002 as Vice President, Human Resources for the Litton Guidance and Control Systems division of Northrop Grumann Corporation, a global defense and technology company. Ms. Faltemier holds a B.S. in engineering from the University of California, Berkeley.

        Patrick J. Watson has served as our Senior Vice President, Corporate Strategy and Business Development since September 2003. From February 2000 to September 2003, Mr. Watson served as our Vice President of Business Development and, from February 1997 to January 2000, as our Director of Technical Sales, where he led the penetration of our technology in the consumer electronics home theater market, as well as the proliferation of our technology in new markets such as cars, personal computers, video games, and broadcast. Prior to joining us, Mr. Watson worked in technical sales for a number of firms focused on audio coding technology including Audio Processing Technology Ltd. and

AlgoRhythmic Technology, Ltd. in Northern Ireland. He graduated from Ulster University in Northern Ireland with a degree in engineering and from Queens University in Belfast, Northern Ireland with a Masters in Electronics.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our Common Stock (the "Reporting Persons"), to file with the SEC initial reports of ownership and reports of changes in ownership of our Common Stock. Reporting Persons are required by SEC regulation to furnish us with copies of all Section 16(a) reports they file. We have identified and described the business experience of each of our directors and executive officers who are subject to Section 16(a) of the Exchange Act elsewhere in this proxy statement.

        Based solely on our review of the copies of Section 16(a) reports received or written representations from certain Reporting Persons, we believe that all reporting requirements under Section 16(a) for the fiscal year ended December 31, 2009 have been complied with in a timely manner.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table shows information with respect to the beneficial ownership of our Common Stock as of March 1, 2010 (or such other date as provided below), by:

  •
  each person, or group of affiliated persons, known by us to own beneficially 5% or more of our Common Stock;

  •
  each of our directors;

  •
  each of our named executive officers; and

  •
  all of our directors and executive officers as a group.

Name of Beneficial Owner(1)	Number of Shares(2)	Percentage Ownership(2)
Five Percent Stockholders
Waddell & Reed Financial, Inc.(3)	1,870,641	10.69%
T. Rowe Price Associates, Inc.(4)	1,847,100	10.56
Brown Capital Management, Inc.(5)	1,596,213	9.12
Eagle Asset Management, Inc.(6)	1,429,577	8.17
BlackRock, Inc.(7)	1,330,061	7.60
Next Century Growth Investors, LLC(8)	1,212,617	6.93
Janus Capital Management, LLC(9)	1,149,134	6.57
Capital Research Global Investors(10)	1,019,819	5.83
Directors and Executive Officers
Jon E. Kirchner(11)	482,384	2.69
Melvin L. Flanigan(12)	159,164	*
Blake A. Welcher(13)	126,152	*
Dan E. Slusser(14)	98,246	*
Brian D. Towne(15)	81,277	*
Patrick J. Watson(16)	54,710	*
Joerg D. Agin(17)	48,125	*
Joseph A. Fischer(18)	45,725	*
C. Ann Busby(19)	34,875	*
Ronald N. Stone(20)	31,875	*
V. Sue Molina(21)	28,124	*
L. Gregory Ballard(22)	25,208	*
Bradford D. Duea(23)	500	*
All directors and execucutive officers as a group (16 persons)(24)	1,321,010	7.09%

*
Represents beneficial ownership of less than 1% of the outstanding shares of our Common Stock.

(1)
Unless otherwise indicated, the address for each individual listed on this table is: c/o DTS, Inc., 5220 Las Virgenes Road, Calabasas, California 91302.

(2)
Beneficial ownership is based on information furnished by the individuals or entities. Unless otherwise indicated and subject to community property laws where applicable, the individuals and entities named in the table above have sole voting and investment power with respect to all shares of our Common Stock shown as beneficially owned by them. Beneficial ownership and percentage ownership are determined in accordance with the rules of the Securities and Exchange Commission. In calculating the number of shares beneficially owned by an individual or entity and the percentage ownership of that individual or entity, shares underlying options held by that individual or entity that are either currently exercisable or exercisable within 60 days from

  March 1, 2010 are deemed outstanding. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other individual or entity. Percentage ownership for each stockholder is based on 17,498,379 shares of our Common Stock outstanding as of March 1, 2010, together with the applicable option(s) for that stockholder or group of stockholders.

(3)
Based upon a Schedule 13G/A filed February 12, 2010, containing information as of December 31, 2009. Waddell & Reed Financial, Inc. beneficially owned 1,870,641 shares, with sole voting power over 1,870,641 shares and sole dispositive power over 1,870,641. The address for Waddell & Reed Financial, Inc. is 6300 Lamar Avenue, Overland Park, KS, 66202.

(4)
Based upon a Schedule 13G/A filed February 12, 2010, containing information as of December 31, 2009. T. Rowe Price Associates, Inc. beneficially owned 1,847,100 shares, with sole voting power over 465,800 shares and sole dispositive power over 1,847,100 shares. The address for T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, Maryland, 21202.

(5)
Based upon a Schedule 13G/A filed January 27, 2010, containing information as of December 31, 2009. Brown Capital Management, Inc. beneficially owned 1,596,213 shares, with sole voting power over 660,812 shares and sole dispositive power over 1,596,213 shares. The address for Brown Capital Management, Inc. is 1201 N. Calvert Street, Baltimore, Maryland, 21202.

(6)
Based upon the Schedule 13G filed January 21, 2010, containing information as of December 31, 2009. Eagle Asset Management, Inc. beneficially owned 1,429,577 shares, with sole voting power over 1,429,577 shares and sole dispositive power over 1,429,577 shares. The address for Eagle Asset Management, Inc. is 880 Carillon Parkway, St. Petersburg, Florida, 33716.

(7)
Based upon a Schedule 13G filed January 29, 2010 containing information as of December 31, 2009. BlackRock, Inc. beneficially owned 1,330,061 shares, with sole voting power over 1,330,061 shares and sole dispositive power over 1,330,061 shares. The address for BlackRock, Inc. is 40 East 52nd Street, New York, NY, 10022.

(8)
Based upon a Schedule 13G/A filed February 12, 2010 containing information as of December 31, 2009, the following entities and persons beneficially owned in the aggregate 1,212,617 shares:

Entity or Person	Shares Beneficially Owned	Sole Voting Power	Shared Voting Power	Sole Dispositive Power	Shared Dispositive Power
Next Century Growth Investors, LLC	1,212,617	—	1,212,617	—	1,212,617
Thomas L. Press	1,212,617	—	1,212,617	—	1,212,617
Donald M. Longlet	1,212,617	—	1,212,617	—	1,212,617

  Each of Next Century Growth Investors, LLC, Thomas L. Press and Donald M. Longlet disclaim beneficial ownership of the shares except to the extent of each of their respective pecuniary interested therein. The address for Next Century Growth Investors, LLC, Thomas L. Press and Donald M. Longlet is 5500 Wayzata Blvd., Suite 1275, Minneapolis, MN, 55416.

(9)
Based upon a Schedule 13G/A filed February 16, 2010 containing information as of December 31, 2009. Janus Capital Management, LLC beneficially owned 1,149,134 shares, with sole voting power over 1,149,134 shares and sole dispositive power over 1,149,134 shares. The address for Janus Capital Management, LLC is 151 Detroit Street, Denver, CO, 80206.

(10)
Based upon a Schedule 13G filed February 11, 2010 containing information as of December 31, 2009. Capital Research Global Investors beneficially owned 1,019,819 shares, with sole voting power over 1,019,819 shares and sole dispositive power over 1,019,819 shares. The address for Capital Research Global Investors is 333 South Hope Street, Los Angeles, CA, 90071.

(11)
Includes 31,250 shares related to unvested restricted stock awards and 434,861 shares of Common Stock issuable upon exercise of stock options that are currently exercisable or exercisable within 60 days of March 1, 2010.

(12)
Includes 9,590 shares related to unvested restricted stock awards and 141,739 shares of Common Stock issuable upon exercise of stock options that are currently exercisable or exercisable within 60 days of March 1, 2010.

(13)
Includes 9,090 shares related to unvested restricted stock awards and 110,910 shares of Common Stock issuable upon exercise of stock options that are currently exercisable or exercisable within 60 days of March 1, 2010.

(14)
Includes 9,375 shares related to unvested restricted stock awards and 73,250 shares of Common Stock issuable upon exercise of stock options that are currently exercisable or exercisable within 60 days of March 1, 2010.

(15)
Includes 8,590 shares related to unvested restricted stock awards and 70,500 shares of Common Stock issuable upon exercise of stock options that are currently exercisable or exercisable within 60 days of March 1, 2010.

(16)
Includes 5,500 shares related to unvested restricted stock awards and 47,687 shares of Common Stock issuable upon exercise of stock options that are currently exercisable or exercisable within 60 days of March 1, 2010.

(17)
Includes 2,500 shares related to unvested restricted stock awards and 43,125 shares of Common Stock issuable upon exercise of stock options that are currently exercisable or exercisable within 60 days of March 1, 2010.

(18)
Includes 2,500 shares related to unvested restricted stock awards and 43,125 shares of Common Stock issuable upon exercise of stock options that are currently exercisable or exercisable within 60 days of March 1, 2010.

(19)
Includes 2,500 shares related to unvested restricted stock awards and 31,875 shares of Common Stock issuable upon exercise of stock options that are currently exercisable or exercisable within 60 days of March 1, 2010.

(20)
Consists of 2,500 shares related to unvested restricted stock awards and 29,375 shares of Common Stock issuable upon exercise of stock options that are currently exercisable or exercisable within 60 days of March 1, 2010.

(21)
Consists of 5,000 shares related to unvested restricted stock awards and 18,124 shares of Common Stock issuable upon exercise of stock options that are currently exercisable or exercisable within 60 days of March 1, 2010.

(22)
Consists of 7,500 shares related to unvested restricted stock awards and 16,458 shares of Common Stock issuable upon exercise of stock options that are currently exercisable or exercisable within 60 days of March 1, 2010.

(23)
Includes 500 shares of Common Stock issuable upon exercise of stock options that are currently exercisable or exercisable within 60 days of March 1, 2010.

(24)
Includes 108,645 shares related to unvested restricted stock awards and 1,146,529 shares of Common Stock issuable upon exercise of stock options that are currently exercisable or exercisable within 60 days of March 1, 2010.

 EXECUTIVE COMPENSATION AND RELATED INFORMATION

Compensation Discussion and Analysis

Overview

        DTS', or the Company's, executive compensation program is designed to provide compensation sufficient to attract, motivate and retain talented and dedicated executives in the highly competitive entertainment technology, consumer electronics and intellectual property licensing environment in which it operates while establishing and maintaining an appropriate balance between executive compensation and the creation of stockholder value. The Compensation Committee of our Board of Directors, or the Committee, is responsible for establishing, implementing and periodically reviewing the Company's executive compensation program.

Compensation Philosophy and Process

        The following philosophies guide our executive compensation program:

  •
  Provide competitive executive compensation packages;

  •
  Align executives' incentives with creation of stockholder value by making a significant portion of each executive's total potential compensation performance-based;

  •
  Link annual cash incentives and long-term equity incentives to the achievement of measurable company and individual performance objectives;

  •
  Establish performance objectives linked to our success and stockholder value; and

  •
  Create a sense of ownership and entrepreneurship among the executive team, which we believe will encourage actions in our stockholders' best interests.

        We believe a combination of competitive base salaries, significant annual performance-based cash incentives tied to achievement of annual operating goals, and long-term equity incentives that vest over time helps us to attract top talent, motivate short-term and long-term performance, enhance retention and align management compensation with stockholder return. A significant portion of our executive officers' potential annual compensation is paid only upon achievement of performance objectives set annually by the Committee as we believe this incentivizes the executives to achieve set performance objectives. In general, the performance objectives set by the Committee are intended to encourage revenue and operating income growth. We believe these metrics directly correlate with returns to our stockholders.

        We periodically review and analyze market trends and the prevalence of various vehicles for compensation delivery and make adjustments as deemed appropriate. In designing and implementing our compensation structure, we consider industry practice as well as the tax efficiency of such structure and its impact on our liquidity and financial statements.

        In support of developing a compensation program that will achieve our compensation objectives, the Committee engaged Hewitt Associates LLC, an independent executive compensation consulting firm, to review and provide an assessment of compensation levels for our executive officers. Hewitt provided position-specific, public company pay data for twelve companies which were identified by Hewitt and management and confirmed by the Committee as our comparators. These companies were selected as our comparators because Hewitt, management and the Committee believe they are most likely to compete with us for executive talent and other employees, as well as they operate in the same or similar line of business, and many have a similar market capitalization size as ours. We refer to this group of companies collectively as our "Compensation Peer Group." In fiscal year 2009, the peer group consisted of the following 12 companies: DG FastChannel, Inc., Digimarc Corp., Dolby Laboratories, Inc., Limelight Networks, Macrovision Corp., Rambus, Inc., Sigma Designs, Inc., Sonic Solutions, SRS

Labs, Inc., Tivo, Inc., Universal Electronics, Inc. and Virage Logic Corp. Hewitt used the compensation information reported in the public filings of these companies to make its comparisons. Not all companies in our Compensation Peer Group reported similar executive positions to ours; therefore, there are limited matches for some positions. In addition to the Compensation Peer Group analysis, Hewitt also compared DTS' executive officer compensation with detailed information compiled from the Radford Executive Survey (Radford), a technology industry survey published by Radford, an Aon Consulting Company, regarding the cash and equity compensation practices of technology companies. The Radford survey is a total compensation survey that is widely used and known within the technology industry. The survey includes total direct compensation, including base salary, annual short-term incentive compensation, and long-term incentive compensation. Competitive data was gathered from the survey for companies with 2008 revenues between $50 million and $200 million, with the exception of the division head position where companies with less than $50 million in revenues were also analyzed as further explained below. A list of these companies is attached hereto as Appendix A. Hewitt compiled the compensation data from both the Compensation Peer Group and the Radford survey and prepared assessments to use for benchmarking each DTS executive's compensation. Hewitt's assessments covered the following components of compensation: base salary, target bonus opportunity, target total cash compensation, estimated economic value of long-term incentives, and total direct compensation.

        In determining 2009 compensation recommendations for our named executive officers (other than our Chief Executive Officer), our Chief Executive Officer, our Senior Vice President, Human Resources and the Chairman of the Committee analyzed the assessments prepared by Hewitt and used the data as a compensation benchmarking tool. Our Chief Executive Officer, or CEO, after discussion and consultation with the Chairman of the Committee, then presented recommendations to the Committee based on the results of this benchmarking exercise and his evaluation of the performance of the named executive officers. In setting compensation for our CEO, our Chairman of the Board of Directors and the Chairman of the Committee analyzed the assessments and formed a recommendation based upon their evaluation of our CEO's performance. The Committee then reviewed the recommendations for the named executive officers and the CEO, as well as the assessments prepared by Hewitt, to set compensation for 2009.

        Executive compensation was compared to median 50th and 75th percentile competitive pay data gathered from the Compensation Peer Group and then separately also compared to median 50th and 75th percentile competitive pay data gathered from the Radford survey. The Committee utilized the data with the objective of providing executive compensation packages within the target range of the 50th to the 75th percentile of the benchmark data of similarly situated executives in the Compensation Peer Group and in the Radford survey. The Committee generally endeavors to provide compensation packages such that each of the three elements of executive compensation described below, in addition to total compensation, fall within the 50th to the 75th percentile targeted range, referred to herein as the Targeted Range. The Committee places great significance on total compensation packages within the Targeted Range because the Committee believes that this level is needed in order to attract, retain and motivate a strong team of executives with public company experience. Total 2009 compensation for each of our named executive officers fell within the Targeted Range.

        Our CEO, Jon Kirchner, our CFO, Melvin Flanigan, and our Executive Vice President, Legal, General Counsel and Secretary, Blake Welcher, all had applicable matches in both the Compensation Peer Group and Radford survey for Hewitt to use when preparing its assessment. Our Executive Vice President and General Manager, Brian Towne, did not always have matches and therefore Hewitt gathered data from various analogous positions in order to benchmark this position. For this position, Hewitt used reference market data from the Radford survey for a division head position at both less than $50 million in revenue and also between $50 million and $200 million in revenue, as well as looking at the compensation data for the Chief Operating Officer position. The Committee felt that

Mr. Towne's responsibilities and duties were most analogous to these positions and thus comparable from a compensation perspective. There were limited matches for benchmarking purposes at this position from the Compensation Peer Group. For our Senior Vice President, Corporate Strategy and Business Development, Patrick Watson, Hewitt used the top business development position from the Radford survey to prepare its assessment. The Committee felt that Mr. Watson's responsibilities and duties were most analogous to these positions and thus comparable from a compensation perspective. There were also limited matches for benchmarking purposes at this position from the Compensation Peer Group.

        We generally enter into employment contracts with each of our executive officers, including our named executive officers. Further detail concerning the employment agreements is provided below.

Elements of Executive Compensation

        The Company's executive compensation program has three primary elements: base salary, annual performance-based cash incentives and long-term equity incentives. The Committee believes that equity incentives promote long-term performance, with base salary and annual performance incentives promoting achievement of short-term objectives. The Committee uses the Compensation Peer Group data and the Radford survey discussed above when analyzing the weight given to each of these elements and, as discussed above, the Committee endeavors to align each element of executive officer compensation with the market data such that each element falls within the Targeted Range. In evaluating and setting each element, the Committee is mindful of the levels of compensation paid pursuant to the other elements in order to put total compensation within the Targeted Range.

        As a general matter, compensation awarded to our CEO is higher than that awarded to our executive vice presidents, which in turn is higher than that awarded to our senior vice presidents. We believe this is appropriate given their respective varying abilities, reflected in their levels of responsibility, to influence DTS' overall performance.

        In setting each element of executive compensation, the Committee is also mindful of the level of risk-taking that any element may promote. The Committee believes it is important to incentivize the Company's executive officers to achieve annual company and individual objectives, but balance promotion of such short-term interests with incentives that promote building long-term stockholder value. The Committee believes the amount of long-term equity incentives included in our executive compensation packages mitigates the potential for excessive risk-taking. All of the Company's named executive officers' equity awards vest over a period of time, generally annually over four years from the date of grant, and the Committee has historically granted additional equity awards annually, which incentivizes these officers to continue to focus on our long-term interest.

Base Salary

        The Company provides its executive officers with base salaries to motivate short-term performance and compensate them for services rendered during the year. The Committee places great significance in setting executive base salaries within the Targeted Range, with the exact level being influenced by the individual's position, responsibilities and performance.

        The base salaries of executive officers are typically reviewed in our first quarter, after prior year Company and individual performance is ascertained. The Company's CEO annually reviews the performance of each of the executive officers. These performance reviews include an evaluation of the attainment of the individual goals set by the Committee in connection with the annual cash incentive plan described below, which are specific to the officers' area of responsibility, as well as leadership and management skill factors. In evaluating executive officer performance, leadership and management skill factors, which the Committee views as critical for officer roles, are weighted most heavily. In evaluating whether a year over year adjustment to salary is appropriate for a particular executive officer, the CEO presents his annual performance assessment of each executive officer together with that officer's current salary level relative to the officer's Targeted Range and makes a recommendation to the Committee as to whether a salary adjustment is appropriate and, if so, the recommended amount of the adjustment. The Committee generally gives significant weight to the CEO's recommendations as he is most familiar with each executive's performance, but the Committee may exercise its discretion with respect to any recommended adjustment.

        The Committee also annually reviews the performance of the Company's Chief Executive Officer in the Company's first quarter to determine his base salary. Our Chairman of the Board of Directors works with the Chairman of the Committee to form an assessment of the CEO's performance and presents to the Committee this assessment together with the CEO's current base salary relative to his Targeted Range. In addition, the Committee solicits input from all Board members with respect to the CEO's performance. The Committee's review includes an evaluation of the Company's financial performance for the most recently ended fiscal year, the CEO's individual performance based on the individual goals set by the Committee in connection with the annual cash incentive plan described below, and overall leadership and management skills as observed in this review process.

Annual Performance-Based Cash Incentives

        Executive officers participate in an annual cash incentive compensation plan, which is established and administered by the Committee. Certain other officers participate in an annual cash incentive compensation plan administered by our Chief Executive Officer, which plan is substantially similar to the plan for executive officers described herein. The Committee believes the potential annual cash awards payable pursuant to these plans are necessary to maintain overall competitiveness and are an effective device to incentivize attainment of the Company's annual financial and individual performance goals, which are designed to lead to improved stockholder value.

        The Company's annual cash incentive compensation plan, referred to herein as the "Cash Incentive Plan," ties incentive compensation to the achievement of a) revenue objectives, b) operating profit objectives, and c) annually predefined individual performance objectives. The Committee establishes three levels of achievement for measurement of revenue and income from operations. In the context of the Cash Incentive Plan, revenue means the Company's revenue from continuing operations and income from operations means the Company's income from operations as reflected in the Company's audited financial statements adjusted to exclude in process research and development charges. The levels are designated as "Threshold," "Target" and "Maximum." The amount of revenue and profit necessary to achieve the Target level is 100% of budget, while the amounts necessary for Threshold and Maximum were 90% and 110% of budget, respectively. Achievement at the Target level of performance with respect to both revenue and income from operations typically correlates to payment of 100% of the executive's target cash payout, which amount would then be adjusted by multiplying by the individual performance modifier, ranging from 0 to 1.5, as determined by the Committee. The following illustration depicts how the actual amount of a cash award under our Cash Incentive Plan is calculated:

        The following chart shows how performance at different levels for revenue and operating income typically correlates to different payment amounts, before individual modifiers. Payouts are scaled between the Threshold and the Maximum on each axis for performance between levels.

        Absent the exercise of discretion by the Committee, no award would be made unless at least the Threshold level is attained for both revenue and operating income irrespective of individual performance. Generally, the "Target" levels for the Company's financial objectives are based on the Company's annual budget as approved by the Board of Directors for the fiscal year at issue. Greater relative weight is given to achievement of operating income objectives because we believe that financial metric is more directly correlated to increased stockholder return than revenue. The maximum amount that could be paid to the Company's CEO pursuant to the Cash Incentive Plan is capped at 187.5% of the CEO's pro rata blend of the base salary. The maximum amounts that could be paid to the Company's other named executive officers pursuant to the Cash Incentive Plan are capped at 93.75% of the executive vice presidents' respective pro rata blend of base salaries and 84.38% of the senior vice presidents' respective actual base earnings. In addition to the individual award caps described above, the aggregate amount of awards paid pursuant to the annual cash incentive plans may not exceed the total accrual for the estimated payouts under the respective plans. The Company accrues a reserve liability on a quarterly basis based on the Company's performance in anticipation of payouts under the annual cash incentive plans. The Committee typically establishes the terms of the annual cash incentive compensation plan in the first quarter of the year of performance under the plan at the same time it sets annual base salaries for the executive officers.

        On February 18, 2009, the Committee established the terms of the 2009 Annual Cash Incentive Compensation Plan, referred to herein as the 2009 Cash Incentive Plan. For the 2009 Cash Incentive Plan, in recognition of the challenging overall economic climate and its impact on compensation expectations, the Committee reduced certain payout percentages under the plan. From 100% of budgeted revenue and operating profit, the payout percentage was reduced to 70%. At 90% of budgeted revenue and operating profit, the payout was reduced to 40% from 50%. In addition, in the event that the Company's financial performance significantly exceeds budget, the top payout was increased to 150% of target if the Company's revenue exceeds 115% of budget, and its operating profit exceeds budget by 138% or more. The revised payout matrix for 2009 is shown in the following table:

        The Committee structured the 2009 Cash Incentive Plan such that awards granted under it would be based on a combination of performance relative to (1) the 2009 revenue and income from operations budgets approved by the Company's Board of Directors and (2) individual performance objectives established by the Committee. The Committee establishes individual performance objectives for the named executive officers other than the CEO based upon the CEO's recommendations which are prepared in consultation with the Chairman of the Committee. The Chairman of the Committee establishes the CEO's individual performance objectives based on our Chairman of the Board's recommendations which are prepared in consultation with the Chairman of the Committee and input from all other Board members. Individual objectives are designed to hold each executive officer accountable for specific outcomes over which he or she exercises control. The Committee's assessment of whether individual objectives have been achieved is subjective and the Committee may also take into account significant individual achievements that were not included in the pre-established objectives as well as overall leadership and management skills in determining the individual performance multiplier for the year. For 2009 our named executive officers were as follows: Jon Kirchner, Mel Flanigan, Brian Towne, Blake Welcher and Patrick Watson. Mr. Kirchner's individual performance objectives related to the satisfactory completion and relocation of the Company to its new corporate headquarters; advancing the Company's initiatives in the broadcast market; and reaching particular milestones in the development of an execution plan around new markets for the Company. Mr. Flanigan's individual performance objectives related to enhancing the financial infrastructure of the Company's Republic of Ireland operations; developing and implementing an application management program within the Company's Information Technology function; and formalizing the Company's information technology strategic plan. Mr. Towne's individual performance objectives related to driving adoption of the Company's optional technologies in Blu-Ray disc based products; integrating Neural technologies into the Company's product portfolio; and launching a DTS consumer encoder program. Mr. Welcher's individual performance objectives related to enhancing legal and compliance infrastructure of the Company's Republic of Ireland operations; developing legal components for the Company new licensing programs; and leading a new Company technology program. Mr. Watson's individual performance objectives related to increasing the Company's engagement in industry standards; identifying licensable intellectual property opportunities for the Company; and overseeing product development related to the Company's broadcast initiatives.

        Under the 2009 Cash Incentive Plan, the target payout was set and described as a percentage of the executive officer's pro-rata blend of the base salary earned during 2009. The Company's Chief Executive Officer had a target cash payout of 100% of his pro rata blend of the base salary. Target cash payout percentages for the Company's other named executive officers ranged from 45% to 50% of their 2009 pro rata blend of the base salary earnings. The Committee sets these target percentage levels based on the competitive market data assembled and analyzed with respect to comparative positions and responsibilities. The dollar amounts of targeted cash payouts under the 2009 Cash Incentive Plan for the Company's CEO and each of our named executive officers are reflected in the 2009 Grants of Plan Based Awards Table below.

        For 2009, the Threshold, Target and Maximum levels for revenue and operating income were $66.9 million and $16.4 million; $74.3 million and $18.2 million; and $85.4 million and $25.1 million, respectively. Achievement at the Target level of performance with respect to both revenue and income from operations would have correlated to payment of 70% of the executive's target cash payout, which amount would then be adjusted by multiplying by the individual performance modifier, ranging from 0 to 1.5, as determined by the Committee. Absent the exercise of discretion by the Committee, no award would be made if at least the Threshold level were not attained for both revenue and operating income.

        For 2009, the Company's revenue of $77.7 million met the Target level in the payout matrix, but for Cash Incentive Plan purposes, it was reduced by certain settlement revenues. This non-GAAP adjustment was deemed appropriate by the Committee, as certain settlement revenues were not budgeted or anticipated when the terms of the 2009 Cash Incentive Plan were approved by the Committee. This reduction in revenues lowered the Company to the Threshold level in the payout matrix. For 2009, the Company's income from operations of $18.2 million met the Target level in the payout matrix. Income from operations was not reduced for the aforementioned non-GAAP adjustment, as significant costs were incurred to collect certain unanticipated settlement revenues mentioned above. The non-GAAP revenue and GAAP income from operations resulted in a Company Performance factor of 0.55. Actual cash payouts under the 2009 Cash Incentive Plan were determined during the first quarter 2010 Committee meeting after the audited financial results for the year were presented to the Committee and following evaluation of each executive's individual performance.

        The calculations for the actual payouts under the 2009 Cash Incentive Plan, as approved by the Committee, are shown in the following table:

Name	Base Salary Earnings ($)	×	Individual Target Cash Payout (%)	=	Individual Target Cash Payout ($)	×	Company Performance Factor (#)	×	Individual Performance Modifier (#)(1)	=	Individual Cash Payout ($)
Jon E. Kirchner	443,731		100%		443,731		0.55		1.5		355,000
Melvin L. Flanigan	282,885		50%		141,442		0.55		1.3		100,000
Brian D. Towne	285,385		50%		142,692		0.55		1.5		115,000
Blake A. Welcher	267,308		50%		133,654		0.55		1.4		100,000
Patrick J. Watson	247,885		45%		111,548		0.55		1.1		70,000

(1)
Reflects a rounded Individual Performance Modifier. Once the preliminary Individual Performance Modifier was determined, a more discrete calculation was performed in order to round the ultimate Individual Cash Payout.

        The Committee determined that an Individual Performance Modifier of 1.5 was appropriate for Mr. Kirchner as a result of him meeting his Individual Performance objectives and successfully managing the Company to increased profitability during very difficult financial times. The Committee determined that an Individual Performance Modifier of 1.3 was appropriate for Mr. Flanigan as a result of him meeting his Individual Performance objectives and successfully managing the Company's financial affairs during the last year. The Committee determined that an Individual Performance Modifier of 1.5 was appropriate for Mr. Towne as a result of him meeting his Individual Performance objectives and successfully managing the Company business to increased profitability and developing a number of new business opportunities. The Committee determined that an Individual Performance Modifier of 1.4 was appropriate for Mr. Welcher as a result of him meeting his Individual Performance objectives and successfully completing a number of litigation and enforcement matters for the Company. The Committee determined that an Individual Performance Modifier of 1.1 was appropriate for Mr. Watson as a result of him meeting his Individual Performance objectives and his effort in further refining the Company's business strategy and business development efforts. Under our annual cash incentive compensation plans, the Committee has discretion to make adjustments, either up or down, to cash awards. However, in order to maintain the performance orientation of these plans, the Committee exercises this discretion sparingly and expects to make an adjustment only in unusual circumstances. The Committee made no such adjustments to awards paid to named executive officers in 2009.

        Cash awards paid to our named executive officers under our 2009 Cash Incentive Plan for performance in 2009 are reflected in the column titled "Non-Equity Incentive Plan Compensation" in the Summary Compensation Table below.

        Our 2010 cash incentive plan, which was established by the Committee in February 2010, will operate in a manner similar to our original Cash Incentive Plan, as discussed earlier.

Long-Term Equity Incentives

        The Committee recognizes that our executive officers have a significant impact on the Company's success and, as a result, stockholder value. To align the interests of the Company's executive officers with those of its stockholders, the Committee utilizes stock options, restricted stock awards and units to provide long term equity incentives under the Company's executive compensation program. The Committee also uses equity incentives as a means of keeping the Company's compensation packages attractive relative to those companies with whom the Company competes for executive talent, including those companies in the Compensation Peer Group. Accordingly, the Committee believes equity incentives are critical to the Company's ability to attract, retain and motivate talented and dedicated executive officers.

        The Committee ordinarily grants equity incentive awards after the Company's audited annual financial statements are presented to the Committee. The Committee generally grants annual equity awards at approximately the same time as it determines the annual cash incentive awards and base salary adjustments, which usually occurs during the first quarter. We believe this approach facilitates the Committee's evaluation and determination of total compensation with respect to each named executive officer.

        The Committee is also mindful of potential dilution to stockholders, which has been a factor in the Committee's decision to implement the use of restricted stock awards and units. This approach enables the Company to grant long-term equity incentive awards while using fewer shares of our common stock than if options alone were granted.

        The exercise price of each stock option granted to the Company's executive officers is equal to the fair-market value of our stock on the date of grant, which is the closing price of the Company's common stock as reported by The NASDAQ Global Select Market on the day the option is granted by the Committee. Generally, stock option awards vest over four years in four equal annual installments and expire ten years from the date of grant. Restricted stock awards and units also generally vest over a four-year period in four equal annual installments. The vesting period and exercise price, for options, are intended to encourage executives to focus on long-term stockholder value and to improve long-term retention. Historically, the Committee has generally granted equity awards during its regularly scheduled quarterly meetings and, with respect to annual grants to executive officers, in connection with its annual performance review process.

        The Company's Chief Executive Officer, after consulting with the Chairman of the Committee, recommends to the Committee the specific number of shares to be subject to each option, restricted stock award and restricted stock unit award granted to each other executive officer, adjusting within each such officer's Targeted Range, based on the same assessment of the officer's performance used in evaluating payouts under the 2009 Cash Incentive Plan, the levels of the other components of the officers' compensation, and the dilutive effects of equity grants. While the Committee utilizes the market data compiled by the Company's compensation consultant in making a determination regarding equity grants, the Committee gives significant deference to the recommendations of the Company's Chief Executive Officer as he is most familiar with the other executive officers' performance. The Committee discusses and determines all equity grants to all employees, including the executive officers and the CEO. The same process is used to determine the specific number of shares to be subject to each option, restricted stock award and restricted stock unit award granted to the Company's CEO with the exception that the recommendation is made by the Chairman of the Committee and our Chairman of the Board and the Company's CEO's performance is assessed by the Committee with input from the other Board members in the same manner and based upon the same criteria as was used for the purpose of making payouts pursuant to the Company's 2009 Cash Incentive Plan.

        In 2009, all equity awards were granted under the Company's 2003 Equity Incentive Plan, which provides for stock option and restricted stock awards. During 2009, the Committee granted equity awards to the Company's named executive officers as described in the table entitled "2009 Grants of Plan-Based Awards".

Other Compensation

        Benefits.    Executive officers are eligible to participate in our broad-based health and welfare, life insurance, Employee Stock Purchase Plan (ESPP) and 401(k) programs in the same fashion as all other eligible employees.

        Perquisites.    Pursuant to the terms of his employment contract, our CEO received a car allowance of $1,000 per month in 2009. In connection with his two-month overseas assignment to our Asian office locations, we reimbursed our CEO for out-of-pocket expenses of approximately $25,000 related to certain airfare and lodging costs of having his wife and young child travel with him. These cash payments are reflected in the "All Other Compensation" column of the Summary Compensation Table below. The Company does not provide any other perquisites to executive officers, nor does the Company offer a deferred compensation plan.

Guidelines as to Equity Ownership

        The Company has not adopted any guidelines as to equity ownership by its executive officers. The Committee considers each named executive officer's level of stock ownership in making its annual equity award decisions and, with respect to its 2009 compensation decisions, considered the level of equity grants that have been made to executive officers in the past combined with the equity awards it determined to grant in 2009 would be sufficient to align the Company's executive officers' interests with those of the Company's stockholders.

Accounting and Tax Issues

        In making compensation decisions, the Committee considers the extent to which the Company's compensation programs will be deductible for income tax purposes, in particular under Section 162(m) of the Internal Revenue Code of 1986, as amended. Section 162(m) generally provides that the Company may not deduct compensation paid to an individual named executive officer in excess of $1,000,000 during any year unless the compensation qualifies as "performance-based" compensation under IRS rules. The base salary and, notwithstanding the tie to performance described above, cash bonuses the Company pays to executive officers to date have not qualified as "performance-based" compensation for this purpose. To date the Company has not paid cash compensation in excess of $1,000,000 to any executive officer during a single year. Restricted stock awards generally do not qualify as "performance-based" compensation under section 162(m). The Committee believes that stock option awards granted to date to the Company's executive officers will qualify as "performance-based" compensation so that any compensation amounts related to such option awards will be fully deductible by the Company. Equity awards may be made from our 2003 Equity Plan and our 2005 Performance Incentive Plan.

        Since late 2004, newly-enacted federal tax law governs nonqualified deferred compensation arrangements. This new law requires inclusion in income of amounts arising under nonqualifying deferred compensation arrangements even where such amounts have not been received by the employee and imposes a 20% penalty on the employee recipient of such amounts. The Company has had its compensation agreements reviewed by outside counsel and does not believe that it has nonqualified deferred compensation arrangements in place that will fail to comply in good faith with the current guidance available under this statute.

Employment Contracts, Termination of Employment Arrangements and Change in Control Arrangements

        Generally, the Company seeks to secure the services of its executive officers with employment contracts. The Company does this to clarify the terms of employment, to define the obligations of the executive, and to set forth the circumstances under which he or she may become entitled to severance payments and the amounts and obligations thereof. The Committee believes that the employment agreements provide the Company with reasonable contractual protections and that making severance commitments to the Company's executives leads to stronger retention than if such benefits were not offered. The Company entered into an employment agreement with its CEO in 2002 and with our other named executive officers in 2005 and 2009. These agreements have not been materially amended and are currently in effect.

        The Committee has not used tally sheets to calculate the value of these payments, as the levels of the Company's termination and change in control arrangements have been determined by the Committee to be modest and well within competitive levels.

        These agreements provide the Company a balance of contractual protections in exchange for severance for the executive in the case of termination for other than good cause, and in some cases, constructive termination. The employment contracts for the Company's named executive officers other than the Company's CEO do not contain a single trigger provision that would generally allow such executive officers to terminate their employment because of a change in control of the Company and be entitled to benefits under their employment agreements as if they were terminated without cause. The Committee structured the executives employment agreements in this fashion because it believes such executives should not be entitled to such benefits absent other factors such as a termination without cause or termination for good reason. The Company's CEO's employment agreement contains single trigger provisions. The Committee structured his employment agreement in this fashion because it believed that it was appropriate given that the CEO has a much closer reporting relationship to the

Board of Directors. It will also eliminate any conflicts of interest as this position is more susceptible to termination due to change of control. The Committee also believes competitive factors require such single trigger provisions for its CEO.

        The duration of the severance obligation ranges from six months to one year depending upon length of employment at the time of termination and position, and in the case of the Chief Executive Officer, 18 months. The only exceptions to our severance obligations are terminations for good cause and voluntary resignations (in the absence of constructive termination). With respect to the Company's CEO, a termination for good cause occurs only in the case of gross negligence, material violation of any duty or any other misconduct, fraud upon DTS or conviction for (or entry of a plea of guilty or nolo contendere with respect to) any crime punishable by imprisonment. With respect to the Company's other named executive officers, a termination for good cause occurs only in the case of negligence, material or repetitive misconduct or failure to perform, fraud upon DTS, conviction for (or a plea of guilty or nolo contendere with respect to) any crime punishable by imprisonment, or failure to execute and deliver to DTS any documents required by all employees or by employees of a similar position.

        Severance protection for most named executive officers in the event of termination (either without cause or in some cases by constructive termination) is provided in the form of salary and benefit continuation for the duration of the severance period (the periods run from between six months to one year as discussed above) and the full vesting of all unvested equity awards. In the case of the Company's Chief Executive Officer, this severance period is 18 months. During the period that the executive receives severance pay, he or she is obligated to be available to provide up to eight hours of consulting services per week related to projects or tasks he or she had previously been involved in. In the case of the Chief Executive Officer, he is only required to provide such consulting services for a period of 12 months.

        As used with respect to any given named executive officer, the definition of change in control applicable to such officer is stated in such officer's employment agreement, a copy of which has been filed with the SEC.

        The employment agreement with Jon Kirchner is for his service as the Company's President and Chief Executive Officer and a member of our Board of Directors. This agreement provides for a term of 18 months, which automatically renews on a daily basis until terminated in accordance with its provisions. Under this agreement, if Mr. Kirchner's employment is terminated without cause, or is constructively terminated, the Company is required to pay his salary and continue his benefits for a period of 18 months and all of his equity awards will immediately vest in full. Mr. Kirchner's annual salary in 2009 was $431,600 and the cost of Mr. Kirchner's benefits was approximately $1,190 per month. In addition, in the event of a change of control or sale of the Company, Mr. Kirchner may choose to terminate his services, and as a result, all of his equity awards will immediately vest in full. In the event of change of control, Mr. Kirchner may choose to terminate his services and also receive 18 month's salary as a single lump sum payment, plus the amount of $250,000. A constructive termination includes Mr. Kirchner's removal from his position as President and Chief Executive Officer and a member of the Company's Board of Directors or any material change by the Company in his functions, duties, or responsibilities, without his consent or other than for cause; a material non-voluntary reduction in his base salary and eligibility for bonus amounts; or a change of control or sale of our Company.

        The employment agreement with Melvin Flanigan is for his service as the Company's Executive Vice President, Finance and Chief Financial Officer. The agreement provides for employment until terminated in accordance with its provisions. Under the agreement, if Mr. Flanigan's employment is terminated without cause, or is constructively terminated, the Company is required to pay his salary and continue his benefits for a period of 12 months. Mr. Flanigan's annual salary in 2009 was $275,000 and the cost of Mr. Flanigan's benefits was approximately $1,190 per month. In addition, in such event, all of his equity awards shall immediately vest in full. A constructive termination includes: Mr. Flanigan's removal without cause from his position as Executive Vice President, Finance and Chief Financial Officer or any material change by the Company in his functions, duties, or responsibilities, without his consent; or a material non-voluntary reduction in his base salary and eligibility for bonus amounts.

        The employment agreement with Brian Towne is for his service as the Company's Executive Vice President, General Manager. The agreement provides for employment until terminated in accordance with its provisions. Under the agreement, if Mr. Towne's employment is terminated without cause, or is constructively terminated, the Company is required to pay his salary and continue his benefits for a period of 12 months. Mr. Towne's annual salary in 2009 was $280,000 and the cost of Mr. Towne's benefits was approximately $1,190 per month. In addition, in such event, all of his equity awards shall immediately vest in full. A constructive termination includes: Mr. Towne's removal without cause from his position as Executive Vice President, General Manager or any material change by the Company in his functions, duties, or responsibilities, without his consent; or a material non-voluntary reduction in his base salary and eligibility for bonus amounts.

        The employment agreement with Blake Welcher is for his service as the Company's Executive Vice President, Legal, General Counsel, and Corporate Secretary. The agreement provides for employment until terminated in accordance with its provisions. Under the agreement, if Mr. Welcher's employment is terminated without cause, or is constructively terminated, the Company is required to pay his salary and continue his benefits for a period of 12 months. Mr. Welcher's annual salary in 2009 was $260,000 and the cost of Mr. Welcher's benefits was approximately $1,190 per month. In addition, in such event, all of his equity awards shall immediately vest in full. A constructive termination includes: Mr. Welcher's removal without cause from his position as Executive Vice President, Legal, General Counsel, and Corporate Secretary or any material change by the Company in his functions, duties, or responsibilities, without his consent; or a material non-voluntary reduction in his base salary and eligibility for bonus amounts.

        The employment agreement with Patrick Watson is for his service as the Company's Senior Vice President, Corporate Strategy and Business Development. The agreement provides for employment until terminated in accordance with its provisions. Under the agreement, if Mr. Watson's employment is terminated without cause, the Company is required to pay his salary and continue his benefits for a period of 12 months; provided, however, that Mr. Watson has a duty to mitigate by seeking new employment and we may deduct from severance payments due to Mr. Watson the amount of salary and benefits that he receives as a result of subsequent employment or consultation with others. Mr. Watson's annual salary in 2009 was $235,000.

        The Committee, as plan administrator of the Company's 2003 Plan, has the authority to grant options, stock appreciated rights ("SARs"), and stock awards and to structure repurchase rights under that plan so that the shares subject to those options, SARs, and stock awards will immediately vest, or the repurchase rights will terminate, in the event that they are not assumed or substituted in connection with a change in control, whether by merger, asset sale, successful tender offer for more than 50% of our outstanding voting stock, or by a change in the majority of the Board by reason of one or more contested elections for Board membership. Vesting or the termination of repurchase rights will occur either at the time of the change in control or, if the options, SARs, or stock awards are assumed or substituted, then vesting or the termination of repurchase rights may occur upon the subsequent involuntary termination of the individual's service within a designated period not to exceed 18 months following the change in control.

 REPORT OF THE COMPENSATION COMMITTEE

        The Compensation Committee (the "Committee") of our Board of Directors has submitted the following report for inclusion in this Proxy Statement:

        The Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and contained in this Proxy Statement. Based on the Committee's review of and the discussions with management with respect to the Compensation Discussion and Analysis, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2009 for filing with the Securities and Exchange Commission.

        The foregoing report is provided by the following directors, who constitute the Committee:

COMPENSATION COMMITTEE
L. Gregory Ballard, Chair C. Ann Busby Ronald N. Stone

        The preceding "Compensation Committee Report" shall not be deemed to be "soliciting material" or "filed" with the Securities and Exchange Commission, nor shall any information in this report be incorporated by reference into any past or future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates it by reference into such filing.

Summary Compensation Table

        The following table sets forth information concerning compensation for services to us during fiscal 2009, 2008 and 2007 by the persons serving as the Company's chief executive officer (principal executive officer), chief financial officer (principal financial officer), and the Company's three next most highly compensated executive officers as of December 31, 2009. The persons listed below are collectively referred to as the "named executive officers."

2009 SUMMARY COMPENSATION TABLE

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(4)	Total ($)
Jon E. Kirchner(5)	2009	443,731	—	392,750	925,185	355,000	—	37,849	2,154,515
Chairman and Chief	2008	400,192	—	561,250	804,330	440,211	—	12,114	2,218,097
Executive Officer	2007	360,000	—	—	—	307,800	—	12,102	679,902
Melvin L. Flanigan	2009	282,885	—	96,145	219,824	100,000	—	472	699,326
Executive Vice President,	2008	262,308	—	134,700	193,039	132,500	—	114	722,661
Finance and Chief	2007	255,000	—	95,960	220,965	109,013	—	102	681,040
Financial Officer							—
Brian D. Towne(6)	2009	285,385	—	96,145	277,556	115,000	—	472	774,558
Executive Vice President and	2008	254,615	—	134,700	241,299	130,000	—	114	760,728
General Manager	2007	234,615	—	47,980	110,482	103,000	—	102	496,179
Blake A. Welcher	2009	267,308	—	96,145	219,824	100,000	—	472	683,749
Executive Vice President,	2008	248,654	—	112,250	160,866	125,000	—	13,614	660,384
Legal and General Counsel	2007	245,000	—	95,960	220,965	104,738	—	102	666,765
Patrick J. Watson(7)	2009	247,885	—	47,130	115,648	70,000	—	387	481,050
Senior Vice President, Corporate	2008	232,308	—	101,025	144,779	105,000	—	114	583,226
Strategy and Business Development

(1)
The amounts in column (e) reflect the aggregate grant date fair value of stock awards granted by us in 2009, 2008 and 2007, as applicable, determined in accordance with generally accepted accounting principles in the United States of America ("GAAP"). The grant date fair values of these shares are based on the fair value of our common stock on the date of grant, which is determined as the closing market price per share of our common stock on the date of grant. All stock awards to the named executive officers have been in the form of restricted stock awards granted under the 2003 Plan on February 18, 2009, February 20, 2008 and March 6, 2007. The closing prices of our common stock on February 18, 2009, February 20, 2008 and March 6, 2007 were $15.71, $22.45 and $23.99 per share, respectively. Additional information regarding these restricted stock awards is set forth in the "Grants of Plan-Based Awards," "Outstanding Equity Awards at Fiscal Year End" and "Option Exercises and Stock Vested" tables.

(2)
The amounts in column (f) reflect the aggregate grant date fair value of option awards granted by us in 2009, 2008 and 2007, as applicable, determined in accordance with GAAP. The actual value of the options to the executive, if any, will depend on the excess of our stock price over the exercise price on the date the option is exercised. The actual value realized by the executive upon exercise of the options may be higher or lower than the value shown in column (f). Additional information regarding these options is set forth in the "Grants of Plan-Based Awards," "Outstanding Equity Awards at Fiscal Year End" and "Option Exercises and Stock Vested" tables. The fair values of awards granted in 2009, 2008 and 2007 have been determined based on the assumptions set forth in Footnote 12, "Stock-Based Compensation," to our audited financial statements for the fiscal year ended December 31, 2009 included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 3, 2010.

(3)
The amounts in column (g) reflect the cash awards earned under our 2009 Annual Cash Incentive Compensation Plan, which is discussed under the heading "Annual Performance-Based Cash Incentives" of our Compensation Discussion and Analysis above.

(4)
The amounts shown in column (i) represent, for each named executive officer, the premiums paid by us for a life insurance policy for the benefit of the officers. In addition, Mr. Kirchner received a $12,462 annual automobile allowance in 2009, and he was reimbursed $25,000 for out-of-pocket expenses related to the airfare, boarding costs for his wife and young child to accompany him on his approximately five (5) weeks overseas assignment. Mr. Kirchner also received a $12,000 annual automobile allowance in 2008 and 2007, and Mr. Welcher was reimbursed $13,500 for out-of-pocket expenses related to the airfare, ground transportation and boarding costs for his wife and two young children to accompany him on his two-month overseas assignment.

(5)
Mr. Kirchner served as our President and Chief Executive Officer during 2009. In February 2010, our board of directors appointed him Chairman and Chief Executive Officer.

(6)
Mr. Towne served as our Senior Vice President and General Manager, Consumer Division during 2008. In February 2009, our board of directors appointed him Executive Vice President and General Manager.

(7)
Because Mr. Watson was not a named executive officer in 2007, SEC rules do not require his compensation for those years to be reported.

Plan-Based Awards Granted in Last Fiscal Year

        The following table provides information relating to plan-based awards granted to the named executive officers during the fiscal year ended December 31, 2009.

2009 GRANTS OF PLAN-BASED AWARDS TABLE

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
								All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)		Grant Date Fair Value of Stock and Option Awards ($)(2)
		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards					Exercise or Base Price of Option Awards ($/Sh)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Jon E. Kirchner	N/A	$177,492	$443,731	$665,597	—	—	—	—	—	—	—
	2/18/2009	—	—	—	—	—	—	25,000		—	$392,750
	2/18/2009	—	—	—	—	—	—		150,000	$15.71	$925,185
Melvin L. Flanigan	N/A	$56,577	$141,443	$212,165	—	—	—	—	—	—	—
	2/18/2009	—	—	—	—	—	—	6,120	—	—	$96,145
	2/18/2009	—	—	—	—	—	—	—	35,640	$15.71	$219,824
Brian D. Towne	N/A	$57,077	$142,693	$214,040	—	—	—	—	—	—	—
	2/18/2009	—	—	—	—	—	—	6,120	—	—	$96,145
	2/18/2009	—	—	—	—	—	—	—	45,000	$15.71	$277,556
Blake A. Welcher	N/A	$53,462	$133,654	$200,481	—	—	—	—	—	—	—
	2/18/2009	—	—	—	—	—	—	6,120	—	—	$96,145
	2/18/2009	—	—	—	—	—	—	—	35,640	$15.71	$219,824
Patrick J. Watson	N/A	$44,619	$111,548	$167,322	—	—	—	—	—	—	—
	2/18/2009	—	—	—	—	—	—	3,000	—	—	$47,130
	2/18/2009	—	—	—	—	—	—	—	18,750	$15.71	$115,648

(1)
Amounts in columns (c), (d) and (e) represent the potential threshold, target and maximum payouts under our 2009 Annual Cash Incentive Compensation Plan. For actual amounts earned under the 2009 Annual Cash Incentive Compensation Plan in 2009, see column (g) of the Summary Compensation Table. Additional information regarding the design of this plan, including the criteria applied to determine actual awards, is set forth under "Annual Performance-Based Cash Incentives" in our Compensation Discussion and Analysis above. The amounts in columns (c), (d) and (e) are calculated as discussed in our Compensation Discussion and Analysis based on a pro rata blend of the base salary in effect for each officer prior to March 23, 2009 and the adjusted base salary of $431,600 for Mr. Kirchner, $275,000 for Mr. Flanigan, $280,000 for Mr. Towne and $260,000 for Mr. Welcher. Mr. Watson's amounts are based on actual salary earnings in 2009.

(2)
Amounts in column (l) represent the aggregate grant date fair values of the equity awards set forth in columns (i) and (j) determined in accordance with GAAP. All equity awards were granted under the 2003 Plan. All stock awards were restricted stock awards. The aggregate grant date fair value for the restricted stock awards is based on the grant date fair value of the underlying shares, which is $15.71 per share, the closing price of our common stock on the grant date. The aggregate grant date fair value for the stock options is based on the Black-Scholes option valuation method. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. The actual value realized by the executive upon exercise of the options may be higher or lower than the value shown in column (l). Assumptions used in the calculation of the grant date fair values are included in Footnote 12, "Stock-Based Compensation," to our audited financial statements for the fiscal year ended December 31, 2009 included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 3, 2010.

Outstanding Equity Awards at Fiscal Year-End

        The following table provides information relating to outstanding equity awards held by the named executive officers at fiscal year end, December 31, 2009.

2009 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

(a)	(b)		(c)		(d)	(e)	(f)	(g)		(h)	(i)	(j)
	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Jon E. Kirchner	—		150,000	(2)	—	$15.71	02/18/2019	25,000	(9)	$855,250	—	—
	25,000	(3)	75,000	(3)	—	$22.45	02/20/2018	18,750	(10)	$641,438	—	—
	50,250	(5)	16,750	(5)	—	$18.32	02/23/2016	4,125	(12)	$141,116	—	—
	100,000	(6)	—		—	$16.55	05/19/2015	—		—	—	—
	50,000	(7)	—		—	$23.55	01/06/2014	—		—	—	—
	130,361	(8)	—		—	$1.02	09/16/2012	—		—	—	—
Melvin L. Flanigan	—		35,640	(2)	—	$15.71	02/18/2019	6,120	(9)	$209,365	—	—
	6,000	(3)	18,000	(3)	—	$22.45	02/20/2018	4,500	(10)	$153,945	—	—
	8,000	(4)	8,000	(4)	—	$23.99	03/06/2017	2,000	(11)	$68,420	—	—
	15,000	(5)	5,000	(5)	—	$18.32	02/23/2016	1,250	(12)	$42,763	—	—
	30,000	(6)	—		—	$16.55	05/19/2015	—		—	—	—
	30,000	(7)	—		—	$23.55	01/06/2014	—		—	—	—
	28,829	(8)	—		—	$1.02	09/16/2012	—		—	—	—
Brian D. Towne	—		45,000	(2)	—	$15.71	02/18/2019	6,120	(9)	$209,365	—	—
	7,500	(3)	22,500	(3)	—	$22.45	02/20/2018	4,500	(10)	$153,945	—	—
	4,000	(4)	4,000	(4)	—	$23.99	03/06/2017	1,000	(11)	$34,210	—	—
	—		3,250	(5)	—	$18.32	02/23/2016	875	(12)	$29,934	—	—
	10,000	(7)	—		—	$22.28	05/19/2014	—		—	—	—
	25,000	(7)	—		—	$22.60	08/25/2013	—		—	—	—
Blake A. Welcher	—		35,640	(2)		$15.71	02/18/2019	6,120	(9)	$209,365
	5,000	(3)	15,000	(3)		$22.45	02/20/2018	3,750	(10)	$128,288	—	—
	8,000	(4)	8,000	(4)	—	$23.99	03/06/2017	2,000	(11)	$68,420	—	—
	15,000	(5)	5,000	(5)	—	$18.32	02/23/2016	1,250	(12)	$42,763	—	—
	30,000	(6)	—	(6)	—	$16.55	05/19/2015	—		—	—	—
	30,000	(7)	—		—	$23.55	01/06/2014	—		—	—	—
Patrick J. Watson	—		18,750	(2)	—	$15.71	02/18/2019	3,000	(9)	$102,630	—	—
	4,500	(3)	13,500	(3)	—	$22.45	02/20/2018	3,375	(10)	$115,459	—	—
	4,000	(4)	4,000	(4)	—	$23.99	03/06/2017	1,000	(11)	$34,210	—	—
	9,750	(5)	3,250	(5)	—	$18.32	02/23/2016	875	(12)	$29,934	—	—
	5,000	(6)	—	(6)	—	$16.55	05/19/2015	—		—	—	—
	10,000	(7)	—		—	$23.55	01/06/2014	—		—	—	—

(1)
Reflects the value as calculated based on the closing price of our common stock on December 31, 2009 of $34.21 per share.

(2)
The option was granted on February 18, 2009 and vests and becomes exercisable at a rate of 25% per year on each of the first four anniversaries of the grant date.

(3)
The option was granted on February 20, 2008 and vests and becomes exercisable at a rate of 25% per year on each of the first four anniversaries of the grant date.

(4)
The option was granted on March 6, 2007 and vests and becomes exercisable at a rate of 25% per year on each of the first four anniversaries of the grant date.

(5)
The option was granted on February 23, 2006 and vests and becomes exercisable at a rate of 25% per year on each of the first four anniversaries of the grant date.

(6)
The option was granted on May 19, 2005 and vests and becomes exercisable at a rate of 25% per year on each of the first four anniversaries of the grant date.

(7)
The option was vested and exercisable in full as of November 17, 2005.

(8)
The option was vested and exercisable in full as of September 16, 2006.

(9)
These shares vest at a rate of 25% per year on each of the first four anniversaries of February 15, 2009.

(10)
The vesting schedule of the restricted stock award pursuant to which these shares were issued is 25% per year on each of the first four anniversaries of February 15, 2008. One-third of these shares vested on March 6, 2010, and the remaining two-thirds will vest in equal installments on March 6, 2011 and March 6, 2012.

(11)
The vesting schedule of the restricted stock award pursuant to which these shares were issued is 25% per year on each of the first four anniversaries of March 6, 2007. One half of these shares vested on March 6, 2010, and the remaining shares will vest on March 6, 2011.

(12)
The vesting schedule of the restricted stock award pursuant to which these shares were issued is 25% per year on each of the first four anniversaries of February 15, 2006. All of these shares vested on February 15, 2010.

Option Exercises and Stock Vested

        The following table summarizes the option exercises and restricted stock awards that vested during the fiscal year ended, December 31, 2009.

2009 OPTION EXERCISES AND STOCK VESTED TABLE

(a)	(b)	(c)	(d)	(e)
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Jon E. Kirchner	15,000	$404,526	10,375	$168,386
Melvin L. Flanigan	—	—	3,750	$59,983
Brian D. Towne	14,750	$182,155	2,875	$46,221
Blake A. Welcher	—	—	3,500	$55,925
Patrick J. Watson	10,000	$153,865	2,500	$40,135

(1)
All of the shares reported in column (b) were sold upon exercise of the options. The value realized reported in this column (c) represents the price at which the shares acquired upon exercise were sold net of the exercise price for acquiring such shares.

Payments upon Termination or Change in Control

        The following table describes the potential payments and benefits upon termination of our Named Executive Officers' employment for other than good cause, death or disability and as a result of constructive termination before or after a change in control of DTS, as if each officer's employment terminated as of December 31, 2009. For purposes of valuing the severance and vacation payout payments in the table below, we used each officer's base salary rate in effect on December 31, 2009, and the number of accrued but unused vacation days on December 31, 2009. For purposes of valuing the stock awards, we used the closing stock price on December 31, 2009, which was $34.21, multiplied by the number of unvested stock awards. For purposes of valuing the option awards, we used the closing stock price on December 31, 2009 less the exercise price per option multiplied by the number of unvested options. There can be no assurance that a triggering event would produce the same or similar results as those estimated if such event were to occur on any other date, when our stock price was different, or if any other assumption used to estimate potential payments and benefits differed from those used herein. Due to the number of factors that affect the nature and amount of any potential payments or benefits, actual payments and benefits may differ from those presented in the table below. Additionally, pursuant to the terms of our 2003 Equity Incentive Plan, in the event that outstanding equity awards are not assumed or substituted in connection with certain fundamental transactions, or in the event that within eighteen months following certain fundamental transactions or changes in control an award recipient is terminated for any reason other than death, disability or cause (in each case as described in the Plan), then such equity awards shall accelerate fully.

Name	Termination Scenario(1)	Total ($)	Severance ($)		Bonus ($)	Vacation Payout ($)	Health & Welfare Benefits ($)		Stock Awards ($)	Stock Options ($)
Jon E. Kirchner	For Cause	45,650	—		—	45,650	—		—	—
	Not for Cause/Death/Disability or
	Constructive Termination	10,070,421	647,400	(2)	—	45,650	21,413	(4)	1,637,804	7,718,154
	Change in Control	9,651,608	—	(3)	250,000	45,650	—		1,637,804	7,718,154
Melvin L. Flanigan	For Cause	23,798	—		—	23,798	—		—	—
	Not for Cause/Death/Disability or
	Constructive Termination	2,984,681	275,000	(5)	—	23,798	14,285	(6)	474,493	2,197,105
	Change in Control	—	—		—	—	—		—	—
Brian D. Towne	For Cause	24,231	—		—	24,231	—		—	—
	Not for Cause/Death/Disability or
	Constructive Termination	1,284,596	280,000	(5)	—	24,231	14,281	(6)	427,454	538,630
	Change in Control	—	—		—	—	—		—	—
Blake A. Welcher	For Cause	22,500	—		—	22,500	—		—	—
	Not for Cause/Death/Disability or
	Constructive Termination	1,974,120	260,000	(5)	—	22,500	14,274	(6)	448,836	1,228,510
	Change in Control	—	—		—	—	—		—	—
Patrick J. Watson	For Cause	20,769	—		—	20,769	—		—	—
	Not for Cause/Death/Disability or
	Constructive Termination	1,001,448	240,000	(5)	—	20,769	14,818	(6)	282,233	443,628
	Change in Control	—	—		—	—	—		—	—

(1)
For events and circumstances that constitute "cause", "constructive termination" and "change in control" with respect to the named executive officers, see "Employment Contracts, Termination of Employment Arrangements and Change in Control Arrangements" in our Compensation Discussion and Analysis above. For the purposes of the "Change in Control" scenarios other than with respect to our CEO, we assume that in the event of a change in control, the acquirer or surviving entity assumes or substitutes the named executive officers' stock options and restricted stock awards. If such equity awards are not assumed or substituted, any unvested awards would vest in full upon the change in control. The value of such accelerated vesting, assuming the change in control took place on December 31, 2009, is as set forth in the "Not for Cause/Death/Disability or Constructive Termination" scenarios.

(2)
Consists of salary continuation for 18 months, payable monthly.

(3)
While a Change of Control does not automatically result in severance payments, Mr. Kirchner may elect to terminate his employment within 90 days of a change in control, in which case he would be entitled to receive $647,400 in a lump sum payment.

(4)
Consists of continuation of employer paid benefits for 18 months.

(5)
Consists of salary continuation for 12 months, payable monthly.

(6)
Consists of continuation of employer paid benefits for 12 months.

Pension Benefits

        We do not offer any plans that provide for specified retirement payments and benefits other than a tax-qualified 401(k) plan generally available to all employees.

Nonqualified Deferred Compensation

        We do not offer nonqualified deferred compensation.

EQUITY COMPENSATION PLAN INFORMATION

        The following table summarizes information as of December 31, 2009 about our equity compensation plans, including our 1997 Stock Option Plan, 2002 Stock Option Plan, 2003 Equity Incentive Plan, 2003 Employee Stock Purchase Plan and 2005 Performance Incentive Plan.

Plan Category	Number of securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	1,996,956	$18.13	1,509,973	(1)
Equity compensation plans not approved by security holders	—	—	—

Totals	1,996,956	$18.13	1,509,973

(1)
Consists of shares available for future issuance under our 2003 Equity Incentive Plan, 2003 Employee Stock Purchase Plan and 2005 Performance Incentive Plan. As of December 31, 2009, an aggregate of 1,055,187 shares of Common Stock were available for issuance under the 2003 Equity Incentive and 2005 Performance Incentive Plans and 454,789 shares of Common Stock were available for issuance under the 2003 Employee Stock Purchase Plan. The 2003 Equity Incentive Plan contains a provision for an automatic increase in the number of shares available for grant each January until and including January 1, 2013, subject to certain limitations, by a number of shares equal to the least of: 1) four percent of the number of shares issued and outstanding on the immediately preceding December 31, 2) 1,500,000 shares, or 3) a number of shares set by the Board of Directors. The 2003 Employee Stock Purchase Plan contains a provision for an automatic increase in the number of shares available for grant each January until and including January 1, 2013, subject to certain limitations, by a number of shares equal to the least of: 1) 500,000 shares, 2) one percent of the number of shares of all classes of Common Stock of the Company outstanding on that date, or 3) amount determined by the Board of Directors. Awards under the 2005 Performance Incentive Plan shall be made in restricted "Stock Awards" from the 2003 Equity Incentive Plan.

 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Pursuant to its charter, our Audit Committee must review and approve, where appropriate, all related-party transactions.

Company Relationships with Law Firms

        Craig S. Andrews, one of our director nominees, is Senior Counsel at the law firm of DLA Piper LLP (US) and was a partner at this firm for fiscal year 2009. During fiscal year 2009, we paid DLA Piper LLP $343,437 for rendering general corporate and other legal services.

Compensation Committee Interlocks and Insider Participation

        The members of our Compensation Committee are Gregory Ballard, Ann Busby, and Ronald Stone. None of these individuals has at any time been an officer or employee of ours or any of our subsidiaries. There are no interlocking relationships between any of our executive officers and Compensation Committee member, on the one hand, and the executive officers and compensation committee member of any other companies, on the other hand, nor has any such interlocking relationships existed in the past.

STOCKHOLDER PROPOSALS FOR THE 2010 ANNUAL MEETING OF STOCKHOLDERS

        Stockholder proposals may be included in our proxy materials for an annual meeting so long as they are provided to us on a timely basis and satisfy the other conditions set forth in the applicable rules of the Securities and Exchange Commission. For a stockholder proposal to be included in our proxy materials for the 2011 annual meeting, the proposal must be received at our principal executive offices, addressed to the Secretary, not later than December 12, 2010. Stockholder business that is not intended for inclusion in our proxy materials may be brought before the annual meeting so long as we receive notice of the proposal as specified by our Bylaws, addressed to the Secretary at our principal executive offices, not earlier than the one hundred twentieth (120th) day, nor later than the close of business on the ninetieth day (90th) prior to the anniversary of the previous year's annual meeting of stockholders. However, the Bylaws also provide that in the event that no annual meeting was held in the previous year or the date of the annual meeting is changed by more than 30 days from the previous year's annual meeting as specified in our notice of meeting, this advance notice must be given not earlier than the one hundred twentieth (120th) day, nor later than the close of business on the later of the ninetieth (90th) day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than one hundred (100) days prior to the date of such annual meeting, the tenth (10th) day following the day on which public announcement of the date of such annual meeting is first made by us.

        In addition to meeting the advance notice provisions mentioned above, the stockholder in its notice must provide the information required by our Bylaws to bring a stockholder proposal or nominate an individual to serve as a director of the Board.

        A copy of the full text of the provisions of our Bylaws dealing with stockholder nominations and proposals is available to stockholders from the Secretary upon written request.

OTHER MATTERS

        We know of no other matters to be submitted to the stockholders at the annual meeting. If any other matters properly come before the stockholders at the annual meeting, it is the intention of the persons named on the enclosed proxy card to vote the shares they represent as the Board may recommend or, if no recommendation is given, according to their best judgment.

 Appendix A

Radford Executive Survey Companies

3PAR	KANA SOFTWARE
ACTUATE	KEY TECHNOLOGY
ADAPTEC	KEYNOTE SYSTEMS
ADVANCED ANALOGIC TECHNOLOGIES	LIMELIGHT NETWORKS
AIRVANA	MICROTUNE
AMICAS	MINDSPEED TECHNOLOGIES
APPLIED SIGNAL TECHNOLOGY	NETLOGIC MICROSYSTEMS
ARCSIGHT	NETSCOUT SYSTEMS
BIGBAND NETWORKS	NETSUITE
CALLIDUS SOFTWARE	NEUTRAL TANDEM
CHORDIANT SOFTWARE	OCCAM NETWORKS
CIRRUS LOGIC	OPEN TV
DEMANDTEC	PDF SOLUTIONS
DIGI INTERNATIONAL	PERICOM SEMICONDUCTOR
DIVX	PHOENIX TECHNOLOGIES
ECHELON	PLX TECHNOLOGY
EHEALTH	RAMBUS
ENDWAVE	RIGHTNOW TECHNOLOGIES
ENTROPIC COMMUNICATIONS	SABA
EXAR	SHORETEL
FSI INTERNATIONAL	SONICWALL
GLU MOBILE	SUMTOTAL SYSTEMS
IKANOS COMMUNICATIONS	SUPPORTSOFT
INFOSPACE	TALEO
INTEVAC	ULTRATECH
IXIA

A-1

000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 0 2 4 8 6 5 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND NNNNNNNNN C 1234567890 J N T C123456789 Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X + PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Annual Meeting Proxy Card . Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below C THIS PROXY MUST BE SIGNED EXACTLY AS NAME APPEARS HEREIN. If shares are held jointly, both or all of such persons should sign. Executors, Administrators, Trustees, etc. should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + B Non-Voting Items A Proposals — The Board of Directors recommends a vote FOR all the director nominees listed and FOR Proposal 2. For Against Abstain 2. To ratify and approve Grant Thornton, LLP as the independent registered public accountants of the Company for fiscal year 2010. Change of Address — Please print new address below. 01 - L. Gregory Ballard 02 - Bradford D. Duea 1. Election of Directors: For Withhold For Withhold 3. In their discretion, the proxies are authorized to vote upon all matters incidental to the conduct of the meeting and upon such other business as may properly come before the meeting. 03 - Craig S. Andrews For Withhold

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. This Proxy is Solicited on Behalf of the Board of Directors Proxy for Annual Meeting of Stockholders, Friday, June 4, 2010 The undersigned hereby appoints Melvin L. Flanigan and Blake A. Welcher or any one of them acting singly in the absence of the other, with full power of substitution, the proxy or proxies of the undersigned, to attend the Annual Meeting of Stockholders of DTS, Inc., to be held at the Dromoland Castle Hotel & Country Estate, 1 Newmarket-on-Fergus, Co. Clare, Ireland, at 10:00 a.m. GMT, on Friday, June 4, 2010 and any postponement or adjournment thereof, and, with all powers the undersigned would possess, if present, to vote all shares of Common Stock of the undersigned in DTS, Inc. as designated on the reverse side. The undersigned revokes all previous proxies and acknowledges receipt of the Notice of Annual Meeting of Stockholders to be held on June 4, 2010 and the proxy statement. The Proxy when properly executed will be voted in the manner directed herein by the undersigned. This Proxy confers on the proxyholder discretionary authority to vote on any matter as to which a choice is not specified by the undersigned. If the Proxy is signed, but no vote is specified, this Proxy will be voted: FOR all the director nominees listed in Proposal 1 on the reverse side, and FOR Proposal 2, and in accordance with the proxies’ best judgment upon all other matters as may properly come before the meeting and any postponement or adjournment thereof. (Continued and to be signed on the reverse side.) . Proxy — DTS, Inc.

QuickLinks

DTS, Inc. 5220 Las Virgenes Road Calabasas, California 91302
DTS, Inc. 5220 Las Virgenes Road Calabasas, California 91302
ABOUT THE MEETING
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 4, 2010
ITEM 1—ELECTION OF DIRECTORS
NOMINEES FOR TERM EXPIRING AT THE ANNUAL MEETING OF STOCKHOLDERS IN 2013
CONTINUING DIRECTORS WHOSE TERMS EXPIRE AT THE ANNUAL MEETING OF STOCKHOLDERS IN 2011
NOMINEES FOR TERM EXPIRING AT THE ANNUAL MEETING OF STOCKHOLDERS IN 2012
GOVERNANCE OF THE COMPANY
2009 DIRECTOR COMPENSATION TABLE
ITEM 2—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
REPORT OF THE AUDIT COMMITTEE
EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION AND RELATED INFORMATION
Compensation Discussion and Analysis
REPORT OF THE COMPENSATION COMMITTEE
2009 SUMMARY COMPENSATION TABLE
2009 GRANTS OF PLAN-BASED AWARDS TABLE
2009 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE
2009 OPTION EXERCISES AND STOCK VESTED TABLE
EQUITY COMPENSATION PLAN INFORMATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
STOCKHOLDER PROPOSALS FOR THE 2010 ANNUAL MEETING OF STOCKHOLDERS
OTHER MATTERS
Appendix A Radford Executive Survey Companies